                                                                     EXHIBIT 3.2










                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          KINDER MORGAN MANAGEMENT, LLC

















                           Dated [__________ __], 2001

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          KINDER MORGAN MANAGEMENT, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS


ARTICLE 1         DEFINITIONS.................................................................................... 1
         1.1      Definitions.................................................................................... 1
         1.2      Construction................................................................................... 7

ARTICLE 2         ORGANIZATION................................................................................... 7
         2.1      Formation...................................................................................... 7
         2.2      Name........................................................................................... 8
         2.3      Registered Office; Registered Agent; Principal Office; Other Offices........................... 8
         2.4      Purpose; Powers................................................................................ 8
         2.5      Foreign Qualification.......................................................................... 8
         2.6      Power of Attorney.............................................................................. 8
         2.7      Term........................................................................................... 9
         2.8      Taxation as Corporation; No State-Law Partnership.............................................. 9
         2.9      Title to Company Assets........................................................................ 9

ARTICLE 3         SHAREHOLDERS; CERTIFICATES;  TRANSFER OF COMPANY SECURITIES....................................10
         3.1      Shareholders...................................................................................10
         3.2      No Liability to Third Parties..................................................................10
         3.3      No Expulsion...................................................................................10
         3.4      Certificates...................................................................................10
         3.5      Register, Registration of Transfer and Exchange................................................11
         3.6      Mutilated, Destroyed, Lost or Stolen Certificates..............................................12

ARTICLE 4         AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES...............................................13
         4.1      Company Securities.............................................................................13
         4.2      Voting Shares..................................................................................14
         4.3      Listed Shares..................................................................................15
         4.4      Other Shares...................................................................................18
         4.5      Splits and Combinations........................................................................18
         4.6      Withholding....................................................................................18

ARTICLE 5         MANAGEMENT.....................................................................................19
         5.1      Management of the Company's Affairs............................................................19
         5.2      Board of Directors.............................................................................20
         5.3      Restrictions on the Board of Directors' Authority..............................................22
         5.4      Officers.......................................................................................23
         5.5      Compensation...................................................................................25





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

         5.6      Business Opportunities.........................................................................25
         5.7      Interested Officers or Directors...............................................................25
         5.8      Duties of Officers and Directors...............................................................26
         5.9      Indemnification................................................................................26
         5.10     Liability of Officers and Directors............................................................28
         5.11     Facsimile Signatures...........................................................................29

ARTICLE 6         BOOKS AND RECORDS, INFORMATION AND ACCOUNTS....................................................29
         6.1      Maintenance of Books and Records...............................................................29
         6.2      Information....................................................................................29
         6.3      Accounts.......................................................................................29

ARTICLE 7         DISSOLUTION, WINDING-UP AND TERMINATION........................................................29
         7.1      Dissolution....................................................................................29
         7.2      Winding-Up and Termination.....................................................................30

ARTICLE 8         ACQUISITION BY COMPANY OF COMPANY SECURITIES...................................................30

ARTICLE 9         AMENDMENT OF AGREEMENT; SHAREHOLDER MEETINGS; RECORD DATE......................................31
         9.1      Amendment Procedures...........................................................................31
         9.2      Meetings.......................................................................................31
         9.3      Notice of a Meeting............................................................................32
         9.4      Record Date....................................................................................32
         9.5      Adjournment....................................................................................32
         9.6      Waiver of Notice; Approval of Meeting; Approval of Minutes.....................................32
         9.7      Quorum.........................................................................................33
         9.8      Special Voting Requirements....................................................................33
         9.9      Conduct of Meeting.............................................................................33
         9.10     Action Without a Meeting.......................................................................33
         9.11     Voting and Other Rights........................................................................34

ARTICLE 10        COVENANTS......................................................................................34

ARTICLE 11        GENERAL PROVISIONS.............................................................................34
         11.1     Fiscal Year....................................................................................34
         11.2     Offset.........................................................................................34
         11.3     Notices........................................................................................35
         11.4     Entire Agreement...............................................................................35
         11.5     Waiver.........................................................................................35
         11.6     Binding Effect.................................................................................35
         11.7     Governing Law; Severability....................................................................35
         11.8     Further Action.................................................................................35
         11.9     Waiver of Certain Rights.......................................................................36
         11.10    Third-Party Beneficiaries......................................................................36
         11.11    Creditors......................................................................................36
         11.12    Counterparts...................................................................................36





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

ANNEX A - Exchange Provisions
ANNEX B - Purchase Provisions
ANNEX C - Delegation of Control Agreement

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          KINDER MORGAN MANAGEMENT, LLC

         This Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), dated as of [__________ __], 2001, is adopted, executed and agreed to, for good and valuable consideration, by and among Kinder Morgan G.P., Inc., a Delaware corporation (the "Organizational Shareholder"), and any other Persons (as defined below) who become Shareholders (as defined below) of the Company or parties hereto as provided herein.

                                    ARTICLE 1
                                   Definitions

         1.1 Definitions. As used in this Agreement, except as defined otherwise in the Exchange Provisions and the Purchase Provisions, the following terms shall have the following respective meanings:

         "Act" means the Delaware Limited Liability Company Act, as amended, supplemented or restated from time to time.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Amended and Restated Limited Liability Company Agreement, including the Exchange Provisions and the Purchase Provisions, as amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom one or more Company Securities have been transferred in a manner permitted under this Agreement.

         "Average Market Price" means the average Closing Price of a Listed Share or Common Unit, as the case may be, during the ten consecutive Trading Days prior to the relevant ex-dividend date, declaration date or other date for the Listed Share or Common Unit, respectively, but not including that date. For the purpose of this definition, the term "ex-dividend date" means the date on which "ex-dividend" trading commences for a Distribution on the National Securities Exchange on which the Listed Shares or Common Units, as applicable, are then listed.

         "Bankruptcy" or "Bankrupt" means, with respect to any Person, that (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy;

(iii) is insolvent or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or the acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

         "Board of Directors" has the meaning assigned to it in Section 5.1.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations in the State of New York or the State of Texas are closed.

         "Certificate" has the meaning assigned to it in Section 3.4.

         "Chairman of the Board" has the meaning assigned to it in Subsection 5.2(g).

         "Class B Unit" has the meaning assigned to it in the Partnership Agreement.

         "Closing Date" means the date of the sale by the Company of Listed Shares to the Underwriters pursuant to the Underwriting Agreement.

         "Closing Price" means (a) for securities that are listed on a National Securities Exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the National Securities Exchange on which the securities are listed; or (b) for securities that are not listed on a National Securities Exchange, (i) the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the NASDAQ; (ii) if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by the Board of Directors or, in the case of an exchange pursuant to the Exchange Provisions or a purchase pursuant to the Purchase Provisions, the board of directors of KMI; or (iii) if on that day no market maker is making a market in the securities, the fair value of the securities as determined by the Board of Directors or, in the case of an exchange pursuant to the Exchange Provisions or a purchase pursuant to the Purchase Provisions, the board of directors of KMI.

         "Code" means the United States Internal Revenue Code of 1986, as amended, supplemented or restated from time to time and as interpreted by the applicable regulations

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

thereunder. All references herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision or provisions of future Law.

         "Common Unit" has the meaning assigned to it in the Partnership Agreement.

         "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

         "Company Securities" means Voting Shares, Listed Shares and/or Other Shares, as the context requires. To the extent set forth in Article 4, each Company Security represents a fractional part of the Shareholder Interest.

         "Delaware General Corporation Law" means Title 8 of the Delaware Code, as amended, supplemented or restated from time to time.

         "Delegation of Control Agreement" means the Delegation of Control Agreement by and among KMGP, KMEP, the Operating Partnerships and the Company, attached hereto as Annex C.

         "Director" means a member of the Board of Directors elected as provided in Section 5.2, but such term does not include any Person who has ceased to be a member of the Board of Directors.

         "Dissolution Event" has the meaning assigned to it in Subsection
7.1(a).

         "Distribution" means a distribution in respect of a Company Security, other than a distribution upon winding up and termination pursuant to Subsection 7.2(b) or payable pursuant to Subsection 4.1(b) or Section 4.5, lawfully paid or payable in an additional Company Security or a fraction thereof to any Shareholder pursuant to the terms of the Company Securities held by such Shareholder.

         "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Exchange Provisions" means the exchange provisions which were originally agreed between KMEP and the Company, attached hereto as Annex A. On the Closing Date, the Exchange Provisions are being adopted by KMI, KMI is assuming all of KMEP's obligations thereunder, and KMEP is being fully released.

         "Group" means a "group" of Persons as defined in Section 13(d)(3) of the Exchange Act.

         "Indemnitee" means the Organizational Shareholder, any Person who is or was an Affiliate of the Organizational Shareholder, any Person who is or was an officer, director, employee, partner, agent or trustee of the Organizational Shareholder, the Company or any of their Affiliates, or any Person who is or was serving at the request of the Organizational Shareholder, the Company or any of their Affiliates as a director, officer, employee, partner, agent or trustee of another Person.

         "Initial Public Offering" means the consummation of the first underwritten public offering of Listed Shares pursuant to an effective registration statement filed under the Securities Act, as underwritten by the Underwriters pursuant to the Underwriting Agreement.

         "I-Unit" has the meaning assigned to it in the Partnership Agreement.

         "KMEP" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

         "KMI" means Kinder Morgan, Inc., a Kansas corporation.

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any National Securities Exchange on which Company Securities are traded or listed.

         "Listed Share" has the meaning assigned to it in Subsection 4.1(a).

         "NASDAQ" means the National Association of Securities Dealers Automatic Quotation System.

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

         "Officer" means any Person elected as an officer of the Company as provided in Section 5.4, but such term does not include any Person who has ceased to be an officer of the Company.

         "Operating Partnerships" means Kinder Morgan Operating L.P. "A", a Delaware limited partnership, Kinder Morgan Operating L.P. "B", a Delaware limited partnership, Kinder Morgan Operating L.P. "C", a Delaware limited partnership, Kinder Morgan Operating, L.P. "D", a Delaware limited partnership, and Kinder Morgan CO2 Company, L.P., a Texas limited partnership.

         "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Company or any Affiliate thereof) acceptable to the Board of Directors, any committee thereof or any Officer.

         "Organizational Certificate" has the meaning assigned to it in Section 2.1.

         "Organizational Shareholder" means Kinder Morgan G.P., Inc., a Delaware corporation.

         "Other Share" has the meaning assigned to it in Section 4.4.

         "Outstanding" means, with respect to any Company Securities and any Units, all Company Securities or Units that are issued by the Company or KMEP, respectively, and reflected as outstanding on the books and records of the Company (including the Transfer Agent) or KMEP (including any transfer agent), respectively, as of the date of determination; provided, however, that if, at any time prior to the date on which all Listed Shares that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) are owned by KMI or its Affiliates pursuant to the Exchange Provisions or the Purchase Provisions or otherwise, any Listed Shares are owned beneficially:

         (a) by KMEP or any subsidiary thereof, except on any matter presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c),

         (b) by any Person or Group, excluding KMI, and its Affiliates (other than KMEP and its subsidiaries), if such Person or Group owns beneficially 20% or more of the aggregate number of Listed Shares and Common Units that are issued by the Company and KMEP, taken together, and reflected as outstanding on the books and records of the Company (including the Transfer Agent) and KMEP (including any transfer agent) as of the date of determination, or

         (c) by KMI or its Affiliates (other than KMEP and its subsidiaries) with respect to (i) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c) in order to determine the manner in which I-Units shall be voted with respect to (A) the proposed removal of the Organizational Shareholder in its capacity as the general partner of KMEP or (B) a proposed amendment to the terms of the I-Units pursuant to Subsection 15.3(c) of the Partnership Agreement that would have a material adverse effect on the rights and preferences of the I-Units in relation to the other classes of Units, as determined in the sole discretion of the Board of Directors, or (ii) a matter that the Record Holders of Listed Shares vote upon pursuant to Subsection 4.3(d)(ii)(B), then such Listed Shares so owned shall not be considered to be Outstanding for the purpose of Section 7.1 and Articles 9 and 10.

         "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of KMEP, as amended, supplemented or restated from time to time.

         "Person" means a natural person or an Entity.

         "Purchase Provisions" means the purchase provisions which were originally agreed to between KMEP and the Company, attached hereto as Annex B. On the Closing Date, the Purchase Provisions are being adopted by KMI, KMI is assuming all of KMEP's obligations thereunder, and KMEP is being fully released.


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
         "Quarterly Period" means a three-month period from January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         "Record Date" means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders, or (b) the identity of Record Holders entitled to receive any distribution.

         "Record Holder" means the Person in whose name a Company Security is registered on the books and records of the Company or the Transfer Agent as contemplated in Section 3.5.

         "Registration Rights Agreement" means the Registration Rights Agreement among KMEP, KMI and the Company.

         "Securities Act" means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Securities and Exchange Commission" means the Securities and Exchange Commission of the United States.

         "Shareholder" means any Person executing this Agreement as of the date of this Agreement and any Person who thereafter becomes a Record Holder of any Company Security as provided in this Agreement, but such term does not include any Person who has ceased to be a Record Holder of any Company Security. Shareholders are "members" (as such term is defined in the Act) of the Company.

         "Shareholder Interest" means a limited liability company interest (as such term is defined in the Act) of a Shareholder, including, as applicable, (a) the right to receive Distributions and other distributions from the Company, (b) all other rights, benefits and privileges enjoyed by the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder, including the right to vote, consent and approve, and
(c) all obligations, duties and liabilities imposed on the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder.

         "Tax Indemnification Agreement" means the Tax Indemnification Agreement by and between KMI and the Company.

         "Trading Day" means a day on which the National Securities Exchange on which the Listed Shares or Common Units, as the case may be, are listed is open for business or, if the Listed Shares or Common Units, as the case may be, are not listed on any National Securities Exchange, a day in which banking institutions in the City of New York generally are open.


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
         "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate) appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Company Securities. Initially, First Chicago Trust Company of New York shall be the Transfer Agent for the Listed Shares.

         "Treasury Regulations" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

         "Underwriters" means Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers, Dain Rauscher Wessels, and First Union Securities, Inc.

         "Underwriting Agreement" means the Underwriting Agreement dated [_______ __], 2001, among the Underwriters, the Company, KMI and KMEP, providing for the purchase of Listed Shares by such Underwriters.

         "Unit" has the meaning assigned to it in the Partnership Agreement.

         "Voting Share" has the meaning assigned to it in Subsection 4.1(a).

         Other terms defined herein have the meanings so given them.

         1.2 Construction.  Unless the context requires otherwise:

                  (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter;

                  (b) references to Articles, Sections and Subsections (other than in connection with the Code or the Treasury Regulations) refer to Articles, Sections and Subsections of this Agreement;

                  (c) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection, except as otherwise provided in the Exchange Provisions and the Purchase Provisions;

                  (d) "including" means "including, without limitation;" and

                  (e) terms defined herein include the plural as well as the singular.

                                    ARTICLE 2
                                  Organization

         2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation dated February 14, 2001, as amended by a

Certificate of Amendment dated February 16, 2001 (as amended, supplemented or restated from time to time, the "Organizational Certificate"), pursuant to the Act. The initial Shareholder of the Company is the Organizational Shareholder.

         2.2 Name. The name of the Company is "Kinder Morgan Management, LLC" and all Company business must be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

         2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be located at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

         2.4 Purpose; Powers. The purpose of the Company is to engage in any lawful business, purpose or activity in which limited liability companies are permitted to engage under the Act; provided, however, that as long as any Listed Shares are held by any Person other than KMI or any Affiliate thereof, the purpose of the Company is limited to being a limited partner in, and managing and controlling the business and affairs of, KMEP pursuant to the Delegation of Control Agreement. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other Law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

         2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

         2.6 Power of Attorney.

                  (a) Each Shareholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, deliver and file (i) any amendment of the Organizational Certificate; (ii) any amendment to this Agreement, including the Exchange Provisions and the Purchase Provisions, made in accordance with the terms of this Agreement; and (iii) all such other instruments, documents and certificates which may from time to time be required by Law to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder's Shareholder Interest, and shall extend to all Assignees. Each Shareholder hereby agrees to be bound by any representation made by the Board of Directors or any Person authorized by the Board of Directors acting in good faith pursuant to such power of attorney, and each Shareholder hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Board of Directors or such authorized Person taken in good faith under such power of attorney. Each Shareholder shall execute and deliver to the Board of Directors or such authorized Person, within 15 days after receipt of a request therefor from the Board of Directors or such authorized Person, such further designation, powers of attorney and other instruments as the Board of Directors or such authorized Person deems necessary to effectuate this Agreement and the purposes of the Company.

         2.7 Term. The term of the Company shall commence on the date of the filing of the Organizational Certificate in the office of the Secretary of State of the State of Delaware, and the Company's existence shall be perpetual, unless and until the Company is dissolved in accordance with Article 7.

         2.8 Taxation as Corporation; No State-Law Partnership. The Company shall elect pursuant to Sections 301.7701-2 and 301.7701-3 of the Treasury Regulations to be treated as a corporation for all purposes under the Code. The Shareholders intend that the Company not be a partnership (including a limited partnership) or joint venture, that no Shareholder be a partner or joint venturer of any other Shareholder, and that this Agreement may not be construed to suggest otherwise.

         2.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an Entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

                                    ARTICLE 3
                          Shareholders; Certificates;
                         Transfer of Company Securities

         3.1 Shareholders.

                  (a) A Person shall be admitted as a Shareholder, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires a Company Security and becomes the Record Holder of such Company Security in accordance with the provisions of Section 3.5. Unless otherwise provided in this Agreement, a Person may become a Record Holder without the consent or approval of any of the Shareholders.

                  (b) The name and mailing address of each Shareholder shall be listed on the books and records of the Company or the Transfer Agent. The Secretary of the Company shall be required to update the books and records from time to time as necessary to reflect accurately the information therein or to cause the Transfer Agent to do so, as applicable. Company Securities shall be represented by the Certificates held by the Shareholders, except as provided in Subsection 3.4(b).

         3.2 No Liability to Third Parties. No Shareholder or beneficial owner of any Company Security shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder or beneficial owner.

         3.3 No Expulsion. A Shareholder may not be expelled or removed as a Shareholder of the Company.

         3.4 Certificates.

                  (a) Certificates evidencing any of the Company Securities ("Certificates") shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. Each Certificate shall certify the number of Company Securities and the class and series of such Company Securities which the Certificate represents and shall be signed by (i) the Chairman of the Board, the President or any Vice President and (ii) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent); provided, however, that any or all of the signatures on the Certificate may be facsimile. In the event that any Officer or Transfer Agent who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer or Transfer Agent on the date of issue. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Company Securities, except as provided in Subsection 3.4(b). No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent).

                  (b) The Company Securities may be represented by global certificates issued in the name of Cede & Co. (or such other name as the depositary may direct), as nominee for the Depositary Trust Company, as depositary for the Listed Shares, and Certificates need not be issued to Record Holders of Company Securities other than to the depositary.

         Any provision herein calling for delivery of Certificates for Company Securities may be satisfied by delivering such Company Securities by book-entry transfer to the Shareholder at an account maintained for that purpose by the Transfer Agent with the depositary, in accordance with arrangements among the depositary and its participants and subject to the various policies and procedures that may be adopted by the depositary from time to time.

         3.5 Register, Registration of Transfer and Exchange.

                  (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirement of the Board of Directors and subject to the provisions of Subsection 3.5(b), will provide for the registration and transfer of Company Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Company Securities and transfers of Company Securities as herein provided. At any time the Transfer Agent may resign, by notice to the Board of Directors, or may be removed, with or without cause, by the Board of Directors. Such resignation or removal shall be effective upon the earlier of (i) the appointment by the Board of Directors of a successor Transfer Agent and the acceptance by such successor of such appointment, or (ii) the 30th day after notice of such resignation or removal was given, whereupon the Company shall act as the Transfer Agent until a successor is appointed. The Company shall not recognize transfers of Company Securities unless the same are effected in the manner described in this Section 3.5. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Subsection 3.5(b), the appropriate Officers of the Company shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Company Securities as were evidenced by the Certificate so surrendered.

                  (b) The Company shall not recognize any transfer of Company Securities until (i) the Certificates evidencing such Company Securities are surrendered to the Transfer Agent for registration of transfer or (ii) such Company Securities are delivered by book-entry transfer to the Shareholder in accordance with Section 3.4(b). No charge shall be imposed by the Company for such transfer; provided, however, that, as a condition to the issuance of any new Certificate under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge, surety bond premium, special charges for services requested by the transferor or transferee, or similar fees or charges that may be imposed with respect thereto.

                  (c) By transfer of Company Securities in accordance with this
         Section 3.5, the transferor shall be deemed to have given the transferee the right to be admitted to the Company as a Shareholder, and each transferee of Company Securities (including any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall become a Shareholder with respect to the Company Securities so transferred to such Person when any such transfer and admission is reflected in the books and records of the Transfer Agent.

                  (d) The Company shall be entitled to recognize the Record Holder as the owner of Company Securities and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Securities on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law. Except as otherwise provided in this Agreement or by Law, including the Securities Act, Company Securities shall be freely transferable to any Person. The transfer of any Company Securities and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

                  (e) Any Distribution or other distribution in respect of Company Securities shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set by the Board of Directors for the Distribution or other distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         3.6 Mutilated, Destroyed, Lost or Stolen Certificates.

                  (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same aggregate number and type of Company Securities as the Certificate so surrendered.

                  (b) The appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                           (i) makes proof by affidavit in form and substance
                  satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

                           (ii) requests the issuance of a new Certificate
                  before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                           (iii) if requested, delivers to the Company a bond,
                  in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                           (iv) satisfies any other reasonable requirements
                  imposed by the Company, including the requirement to make a payment pursuant to Subsection 3.6(c).

         If a Shareholder fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Company Securities represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

                  (c) As a condition to the issuance of any new Certificate under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

                                    ARTICLE 4
                Authorization and Issuance of Company Securities

         4.1 Company Securities.

                  (a) The total number of Company Securities which the Company shall have authority to issue is [__________] shares, of which (i) [__________] shares are to be limited liability company interests with the rights set forth in Section 4.2 (the "Voting Shares"), and (ii) [__________] shares are to be limited liability company interests with the rights set forth in Section 4.3, the Exchange Provisions and the Purchase Provisions (the "Listed Shares").

                  (b) The total number of Company Securities Outstanding shall at all times equal the number of I-Units held by the Company. If the number of I-Units held by the Company increases or decreases, the Company shall by the same number increase or decrease, as the case may be, the number of Company Securities Outstanding (i) in the event of an increase in the number of I-Units, by paying to each Record Holder of Company Securities a pro rata distribution of additional Company Securities or fractions thereof or effecting a split of Company Securities pursuant to Section 4.5, or (ii) in the event of a decrease in the number of I-Units, by effecting a combination of Company Securities pursuant to Section 4.5.

                  (c) Company Securities issued for such consideration as the Board of Directors determines to be appropriate shall be deemed to be fully paid, and except to the

                                      -13
         extent specified in Section 18-607(b) of the Act, non-assessable if the entire amount of such consideration has been received by the Company for such Company Securities in the form of cash, property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services.

         4.2 Voting Shares.

                  (a) Prior to the execution of this Agreement, one (1) Voting Share was issued to the Organizational Shareholder. The Organizational Shareholder shall be the sole Record Holder of the Voting Shares. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Voting Shares are as set forth in this Section 4.2. Each Voting Share shall be identical in every respect with each other Voting Share.

                  (b) The Organizational Shareholder, as the sole Record Holder of the Voting Shares, shall be entitled to one vote per Voting Share on matters submitted to a vote or consent of the Record Holder of the Voting Shares, as provided in Subsection 4.2(d) and elsewhere in this Agreement.

                  (c) A Distribution in respect of each Voting Share shall be payable only in the event that KMEP makes a cash distribution in respect of each Common Unit and makes a corresponding distribution of an additional I-Unit, or fraction thereof, in respect of each I-Unit, and no other Distribution shall be paid in respect of Voting Shares. Such Distribution in respect of each Voting Share shall be payable no later than the 45th Business Day following (i) the completion of the Quarterly Period for which KMEP declares a cash distribution, in the event that KMEP declares such cash distribution in respect of each Common Unit upon the completion of a Quarterly Period, or (ii) the date on which KMEP declares a cash dividend, in the event that KMEP declares such cash dividend in respect of each Common Unit other than upon the completion of a Quarterly Period. Each such Distribution per Voting Share shall be an additional Voting Share, or a fraction thereof, equal to the amount of the cash dividend declared by KMEP in respect of each Common Unit divided by the Average Market Price per Listed Share. No Distribution in respect of Voting Shares shall be paid in cash. Each fractional Voting Share that is created as a result of any Distribution in respect of Voting Shares pursuant to this Subsection 4.2(c) shall be equal to and represented by a fraction that is calculated to the exact or next lowest one-millionth (1/1,000,000) of a Voting Share, and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Voting Share shall be disregarded without payment or other consideration and will not be accumulated. Each Voting Share or fraction thereof issued as a Distribution shall bear a date of original issuance which is the same as the date on which such Distribution was payable and will be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Distributions in accordance with Section 3.5.

                  (d) The Partnership Agreement provides that, except with respect to certain amendments to the Partnership Agreement, I-Units, Class B Units and Common Units are entitled to vote together as a single class, and each I-Unit is entitled to one vote. The Board of Directors shall submit to the vote of the Organizational Shareholder, as the Record Holder of the Voting Shares, any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Voting Share or fraction thereof that has been voted "for" the matter presented to the Organizational Shareholder, as the Record Holder of the Voting Shares, the Company shall vote one I-Unit or the same fraction "for" such corresponding matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has been voted "against" the matter presented to the Organizational Shareholder, as the Record Holder of the Voting Shares, the Company shall vote one I-Unit or the same fraction "against" such matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to the Organizational Shareholder, as the Record Holder of the Voting Shares, the Company shall abstain from voting one I-Unit or the same fraction on such matter when presented to the record holder of I-Units.

         4.3 Listed Shares.

                  (a) As of the Closing Date, there shall be Outstanding [_________] Listed Shares or, in the event that the Underwriters exercise their option to purchase additional Listed Shares pursuant to the Underwriting Agreement, there shall be Outstanding up to [_________] Listed Shares. The Listed Shares will initially be listed on a National Securities Exchange. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are as set forth in this Section
         4.3. Each Listed Share shall be identical in every respect with each other Listed Share.

                  (b) The Record Holders of Listed Shares, in their capacity as such, shall not be entitled to vote except that each Record Holder of Listed Shares shall be entitled to one vote per Listed Share on any matter submitted by the Company to the Record Holders of Listed Shares pursuant to Subsections 4.3(c) or (d) or Article 10 of this Agreement,
         Section 6 of the Exchange Provisions or Section 7 of the Purchase Provisions, subject to Subsection 4.3(e).

                  (c) The Partnership Agreement provides that, except with respect to certain amendments to the Partnership Agreement, I-Units, Class B Units and Common Units are entitled to vote together as a single class, and each I-Unit is entitled to one vote. The Company shall submit to the vote of the Record Holders of Listed Shares entitled to vote any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Listed Share or fraction thereof that has been voted "for" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or the same fraction "for" such corresponding matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has been voted "against" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or the same fraction "against" such matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall abstain from voting one I-Unit or the same fraction on such matter when presented to the record holder of I-Units.

                  (d) The Company shall submit to the vote of Record Holders of Listed Shares entitled to vote thereon (i) any proposed issuance of Other Shares pursuant to Section 4.4 and (ii) (A) a proposed amendment to the terms of the I-Units pursuant to Subsection 15.3(c) of the Partnership Agreement that would have a material adverse effect on the rights or preferences of the I-Units in relation to the other classes of Units, as determined in the sole discretion of the Board of Directors, and (B) any proposed amendment to, or alteration or repeal of, this Agreement, including the Exchange Provisions and the Purchase Provisions, the Registration Rights Agreement, the Delegation of Control Agreement, or the Tax Indemnification Agreement if such proposed amendment, alteration or repeal would (1) reduce the time for any notice to which Record Holders of Listed Shares would be entitled under this Agreement, or (2) have a material adverse effect on the rights or preferences of Listed Shares, as determined in the sole discretion of the Board of Directors; provided, however, that any of the following amendments shall not be deemed to have a material adverse effect on the rights and preferences of Listed Shares: (I) any amendment that is necessary or desirable to comply with applicable Law, compliance with which the Board of Directors determines in its sole discretion to be in the best interests of the Company and the Shareholders, (II) any amendment that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement, and (III) any amendment that increases or decreases the number of any of the Company Securities authorized for issuance pursuant to Subsection 4.1(a).

                  (e) The following Persons or Groups, as the case may be, shall not be entitled to vote in their capacities as Record Holders of Listed
         Shares: (i) KMEP or any subsidiary thereof, except on any matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c), (ii) any Person or Group, excluding KMI and its Affiliates (other than KMEP and its subsidiaries), if such Person or Group owns beneficially 20% or more of the aggregate number of Listed Shares and Common Units that are Outstanding, and (iii) KMI and its Affiliates (other than KMEP and its subsidiaries) with respect to (A) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(c) in order to determine the manner in which I-Units shall be voted with respect to either (1) the proposed removal of the Organizational Shareholder in its capacity as the general partner of KMEP or (2) a proposed amendment to the terms of the I-Units pursuant to Subsection 15.3(c) of the Partnership Agreement that would have a material adverse effect on the rights or preferences of the I-Units in relation to the other classes of Units, as determined in the sole discretion of the Board of Directors, and (B) a matter that is presented to the Record Holders of Listed Shares pursuant to Subsection 4.3(d)(ii)(B).

                  (f) A Distribution in respect of each Listed Share shall be payable only in the event that KMEP pays a cash dividend in respect of each Common Unit and a corresponding distribution of additional I-Units, or fractions thereof, in respect of the I-Units, and no other Distribution shall be paid in respect of each Listed Share. Except as provided in Subsection 4.3(h), such Distribution in respect of each Listed Share shall be payable no later than the 45th Business Day following (i) the completion of a Quarterly Period for which KMEP declares a cash dividend, in the event that KMEP declares such cash dividend in respect of each Common Unit upon the completion of a Quarterly Period, or (ii) the date on which KMEP declares a cash dividend, in the event that KMEP declares such cash dividend in respect of each Common Unit other than upon the completion of a Quarterly Period. Each such Distribution per Listed Share shall be an additional Listed Share, or a fraction thereof, equal to the amount of the cash dividend declared by KMEP in respect of each Common Unit divided by the Average Market Price per Listed Share. No Distribution in respect of Listed Shares shall be paid in cash. Each fractional Listed Share that is created as a result of any Distribution in respect of Listed Shares pursuant to this Subsection 4.3(f) shall be equal to and represented by a fraction that is calculated to the exact or next lowest one-millionth (1/1,000,000) of a Listed Share, and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Listed Share shall be disregarded without payment or other consideration and will not be accumulated. Each Listed Share or fraction thereof issued as a Distribution shall bear a date of original issuance which is the same as the date on which such Distribution was payable and will be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Distribution in accordance with Section 3.5.

                  (g) Record Holders of Listed Shares are entitled to exchange any or all of their Listed Shares for Common Units held by KMI or, at the election of KMI, for cash, subject to the terms and conditions set forth the Exchange Provisions. The Exchange Provisions are attached as Annex A.

                  (h) Upon the occurrence of any of the events set forth in
         Section 2 of the Purchase Provisions, the Purchaser (as defined in the Purchase Provisions) shall purchase, and all Shareholders shall be required to sell, all of the Listed Shares under the terms and conditions of the Purchase Provisions. The Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the Outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price upon the existence of the Optional Purchase Condition, as those terms are defined in the Purchase Provisions. The Purchase Provisions are attached as Annex B. Distributions in respect of Listed Shares shall be suspended upon (i) the occurrence of any of the events set forth in Section 2 of the Purchase Provisions, or (ii) the receipt by the Company of notice from the Purchaser stating that the Purchaser will effect a purchase pursuant to the terms of the Purchase Provisions. Upon the consummation of the purchase pursuant to the Purchase Provisions, any Distributions that would have been paid but for the suspension of

         Distributions as provided in the previous sentence shall be paid, and Distributions in respect of Listed Shares shall continue to be payable thereafter in accordance with Subsection 4.3(f).

         4.4 Other Shares. Subject to Subsection 4.3(d), the requirements of the Act and other applicable Law, the Board of Directors shall have the power to cause the Company to issue additional shares of limited liability company interests (the "Other Shares") up to the maximum number authorized in Subsection 4.1(a), for any Company purpose, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights, powers and duties for such consideration and on such terms and conditions as shall be established by the Board of Directors. The consideration for subscriptions to, or the purchase of, the Other Shares shall be paid in such form and in such manner as the Board of Directors shall determine.

         4.5 Splits and Combinations. The Board of Directors may make a pro rata distribution of Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities; provided, however, that after such distribution, subdivision or combination, each Shareholder shall have the same Shareholder Interest as before such distribution, subdivision or combination. In the event that (a) KMEP makes a pro rata distribution of KMEP securities to the Company or the holder of all I-Units, (b) KMEP effects a subdivision or combination of the I-Units, or (c) KMEP is involved in a merger or similar transaction which has the effect of converting, subdividing or combining the I-Units, then the Board of Directors shall be required to make a corresponding distribution, adjustment, conversion, subdivision or combination of the Company Securities so that the number of outstanding I-Units and the aggregate number of Outstanding Company Securities shall always be equal. Each fractional Company Security that is created as a result of any distribution pursuant to this Section 4.5 shall be equal to and represented by a fraction that is calculated to the exact or next lowest one-millionth (1/1,000,000) of a Company Security, and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Company Security shall be disregarded without payment or other consideration and will not be accumulated.

         4.6 Withholding. Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any Law in connection with the payment of Distributions and other distributions in respect of Company Securities and shall remit amounts withheld to and file required forms with applicable taxing authorities. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual distribution, the Company may reduce subsequent distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

                                    ARTICLE 5
                                   Management

         5.1 Management of the Company's Affairs.

                  (a) As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the "Board of Directors") and, subject to the direction of the Board of Directors, the Officers. Officers and Directors constitute "managers" of the Company within the meaning of the Act.

                  (b) No Shareholder, in its capacity as a Shareholder, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company.

                  (c) The Board of Directors (subject to Section 5.3) and the Officers (subject to Section 5.4 and the direction of the Board of Directors) shall have full power and authority, in addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement to do all things on such terms as they, in their individual sole discretion, may deem necessary or appropriate, to conduct, or cause to be conducted, the business and affairs of the Company, except as set forth in the Delegation of Control Agreement.

                  (d) It is expected that KMEP shall pay, or shall reimburse the Company for the payment of, all expenses incurred by the Company, including expenses in connection with (i) audits; (ii) filings with the Securities and Exchange Commission and any state securities agency;
         (iii) meetings of the Record Holders of Company Securities; (iv) the preparation, filing and distribution of proxy materials; (v) compensation to, and reimbursement of expenses incurred by, Officers and Directors, as provided under Section 5.5; and (vii) winding up, as provided under Section 7.2. However, to the extent that KMEP does not pay, or reimburse the Company for the payment of, the aforementioned expenses, the Organizational Shareholder shall pay, or shall reimburse the Company for the payment of, all such expenses.

         5.2 Board of Directors.

                  (a) Number. The number of Directors of the Company shall be at all times one more than the number of directors of the Organizational Shareholder. Each Director shall be elected as provided in Subsection 5.2(b) and shall serve in such capacity until his successor has been elected and qualified or until such member dies, resigns or is removed. The initial Board of Directors shall consist of six Directors.

                  (b) Election of Directors; Term. The Organizational Shareholder, as the Record Holder of the Voting Shares, shall elect, whether at a meeting of the Record Holder of the Voting Shares or by consent in accordance with Section 9.10, new Directors or shall re-elect existing Directors, each to serve a one-year term.

                  (c) Vacancies and Removal. Subject to applicable Law, vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) shall be filled by the affirmative vote of a majority of the Directors then serving, even if less than a quorum. Each Director elected to fill any vacancy shall serve in such capacity until his successor has been elected and qualified or until such Director dies, resigns or is removed. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the approval of the Organizational Shareholder, as the Record Holder of the Voting Shares.

                  (d) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act, other Law, or the provisions hereof:

                           (i) each member of the Board of Directors shall have
                  one vote;

                           (ii) the presence at a meeting of a majority of the
                  members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

                           (iii) the act of a majority of the members of the
                  Board of Directors present at a meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

                  (e) Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board, the President (should the President be a Director) or on the written request of any two Directors or committee members, as applicable, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable or wireless notice to each Director or committee member. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by Law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Subsection 5.2(e)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

                  (f) Committees. The Board of Directors, by a majority of the whole Board of Directors, may appoint one or more other committees of the Board of Directors to consist of two or more Directors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors, except that this Agreement shall not be amended to increase or decrease the number of any of the Company Securities authorized for issuance pursuant to Subsection 4.1(a) by committee action only. Any committee designated pursuant to this Subsection 5.2(f) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                  (g) Chairman. The Board of Directors shall elect a chairman of the Board of Directors (the "Chairman of the Board"). The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors and of the Shareholders. Otherwise, the President, if present, and a Director, or any other Director chosen by the Board of Directors, shall preside. Unless the Board of Directors provides otherwise, the Chairman of the Board shall be an Officer of the Company and shall have the same power and authority as the President.

         5.3 Restrictions on the Board of Directors' Authority. Without the approval of the specific act by the Organizational Shareholder, as the sole Record Holder of the Voting Shares, the Board of Directors may not:

                  (a) amend or propose an amendment to the Partnership
         Agreement;

                  (b) change the amount of the distribution made on Common
         Units;

                  (c) allow a merger or consolidation involving KMEP;

                  (d) allow a sale or exchange of all or substantially all of the assets of KMEP;

                  (e) dissolve or liquidate KMEP;

                  (f) take any action requiring the approval of any class of Units;

                  (g) call any meetings of the record holders of any class of Units;

                  (h) take any action that, under the terms of the Partnership Agreement, must or should receive special approval by the Conflicts and Audit Committee of the Organizational Shareholder;

                  (i) take any action that, under the terms of the Partnership Agreement, cannot be taken by the Organizational Shareholder in its capacity as general partner of KMEP without the approval of all Units then Outstanding;

                  (j) settle or compromise any claim, dispute or litigation directly against or otherwise relating to indemnification of the Company, the Organizational Shareholder or their Affiliates, or any of their officers, directors, managers or members;

                  (k) settle or compromise any claim, dispute or litigation relating to the I-Units, the Company Securities or the Initial Public Offering, including any transaction pertaining thereto;

                  (l) settle or compromise any claim, dispute or litigation involving tax matters;

                  (m) allow KMEP to incur indebtedness if the aggregate amount of KMEP's indebtedness exceeds 50% of the market value of the then Outstanding Units; or

                  (n) allow KMEP to issue Units in one transaction, or in a series of related transactions, having a market value in excess of 20% of the market value of Units then Outstanding.

Except as otherwise specifically provided in this Agreement or by resolution of the Board of Directors, (1) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor to take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (2) no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company.

         5.4 Officers.

                  (a) Generally. The Board of Directors shall appoint agents of the Company, referred to as "Officers" of the Company, to serve in the offices set forth in this Section 5.4. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 5.4.

                  (b) Titles and Number. The Officers of the Company shall be the Chairman of the Board, the President, any and all Vice Presidents, the Secretary and any Treasurer, any and all Assistant Secretaries and Assistant Treasurers and any other officer position or title as the Board of Directors may desire. Any person may hold two or more offices.

                  (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

                  (d) Chairman of the Board. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the Chairman of the Board, subject to the direction of the Board of Directors, shall be the chief executive officer of the Company and, as such, shall preside at all meetings of the Shareholders and the Board of Directors, shall supervise generally the President and shall have full authority to execute all documents and take all actions that the Company may legally take. The Chairman of the Board shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

                  (e) President. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of Directors, the President, subject to the direction of the Board of Directors, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement or the Board of Directors, including any duties and powers stated in any employment agreement approved by the Board of Directors.

                  (f) Vice Presidents. In the absence of the President and the Chairman of the Board, each Vice President appointed by the Board of Directors shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  (g) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Directors and Shareholders, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by Law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by Law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

                  (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board of Directors, the Chairman of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Directors, the Chairman of the Board or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

                  (i) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

                  (j) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

         5.5 Compensation. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or any Affiliate thereof shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. The members of the Board of Directors who are employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. All the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

         5.6 Business Opportunities.

                  (a) Neither the Organizational Shareholder, any Affiliate thereof (other than the Company or any subsidiary thereof) nor any Officer or Director of the Company who is an officer, director or employee of the Organizational Shareholder or any Affiliate thereof (other than the Company or any subsidiary thereof) shall have any obligation to bring to, offer to or otherwise share with the Company or any subsidiary thereof any business opportunity. The Organizational Shareholder and any Affiliate thereof may compete directly with the Company or any subsidiary thereof. The Company and each Shareholder waive any claim that any business opportunity pursued, or to be pursued, by the Organizational Shareholder and its Affiliates (other than the Company and any subsidiary thereof) or any Officer or Director of the Company who is an officer, director or employee of the Organizational Shareholder or any Affiliate thereof (other than the Company or any subsidiary thereof) constitutes a business opportunity of the Company that was misappropriated and waive any right to complain or make any claim as a result of the fact that the aforementioned Persons may, among other things (i) engage in business operations in competition with the Company or any subsidiary thereof; (ii) engage in financing other entities or in furnishing services in connection therewith (including the financing of, or services in connection with, business opportunities pursued by others in competition with the Company or any subsidiary thereof); and (iii) acquire other entities, or interests therein, engaged in business operations that will compete with the Company or any subsidiary thereof. No activity described in this Subsection 5.6(a) shall constitute a breach of any fiduciary duty, if any such duty is owed, to the Company or the Shareholders.

                  (b) For purposes of this Section 5.6, a "business opportunity" means any opportunity for a Person (i) to enter into any transaction pursuant to which the Person would acquire (whether by purchase, lease or other transaction), own, invest in, finance, lend funds to, contribute capital to, manage, operate or otherwise participate in any Person, asset or transaction, or (ii) to act as a broker, finder, financial adviser or investment banker with respect to any such transaction by any other Person.

         5.7 Interested Officers or Directors. No contract or transaction between the Company, on one hand, and the Organizational Shareholder or any other Entity, on the other hand, in which an Officer or Director owns an interest or of which such Officer or Director is an Affiliate, or between the Company, on one hand, and any of its Officers or Directors, on the other hand, shall be void or voidable for this reason or because the Officer or Director is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or because his votes are counted for such purpose, if such contract or transaction is:

                  (a) approved by a conflicts committee of the Board of Directors;

                  (b) on terms no less favorable than those generally being provided to or available from unrelated third parties, as determined in the sole discretion of the Board of Directors; or

                  (c) fair, taking into account the totality of the relationships between the parties involved, including other transactions between parties, as determined in the sole discretion of the Board of Directors.

         5.8 Duties of Officers and Directors. Except as otherwise provided in this Agreement, the Organizational Shareholder, the Directors and any of their Affiliates shall have no obligations whatsoever, by virtue of the relationships established pursuant to this Agreement, to take or refrain from taking any action that may impact the Company, the Shareholders or any Affiliate of the Company or a Shareholder. The provisions of this Section 5.8 constitute an agreement to modify or eliminate fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

         5.9 Indemnification.

                  (a) The Indemnitees shall be entitled to mandatory indemnification and shall be entitled to be held harmless by KMEP to the extent and subject to the conditions provided in Section 6 of the Delegation of Control Agreement, with the Organizational Shareholder, in its capacity as general partner of KMEP, hereby deeming it advisable that such indemnification and holding harmless shall (rather than may) be done and provided by KMEP to the fullest extent and subject to the conditions provided therein. To the extent that the indemnification provisions of Section 6 of the Delegation of Control Agreement do not hold harmless any of the Indemnitees, then to the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, such Indemnitees shall be indemnified and held harmless by the Company, to the extent deemed advisable by the Board of Directors, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the Organizational Shareholder or any Affiliate thereof; (ii) an officer, director, employee, partner, agent or trustee of the Organizational Shareholder, the Company, or any of their Affiliates; or (iii) a Person serving at the request of the Company in another Entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 5.9 shall be made only out of the assets of the Company, it being agreed that neither the Organizational Shareholder nor any Shareholder, in their capacities as such, shall be personally liable for such indemnification nor shall it have any obligation to contribute or loan any monies or property to the Company to enable the Company to effectuate such indemnification.

                     (b) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Subsection 5.9(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.9.

                     (c) The indemnification provided by this Section 5.9 shall be secondary to any other rights to which an Indemnitee may be entitled under the Delegation of Control Agreement or any other agreement, pursuant to any vote of the Record Holders of Voting Shares, as a matter of Law or otherwise, both as to actions in the Indemnitee's capacity as (i) the Organizational Shareholder or an Affiliate thereof;
         (ii) an officer, director, employee, partner, agent or trustee of the Organizational Shareholder, the Company or any of their Affiliates; or
         (iii) a Person serving at the request of the Company in another Entity in a similar capacity, and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                     (d) The Organizational Shareholder shall purchase and maintain insurance, on behalf of the Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. Such insurance shall provide at least as much coverage as the insurance maintained on behalf of the directors and officers of the Organizational Shareholder.

                     (e) For purposes of this Section 5.9, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Subsection 5.9(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

                     (f) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

                     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                     (h) The provisions of this Section 5.9 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                     (i) No amendment, modification or repeal of this Section
         5.9 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         5.10 Liability of Officers and Directors.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Officer or Director shall be liable for monetary damages to the Company, the Shareholders or any other Person for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Officer's or Director's fiduciary duty, in the event that such a duty is found to exist, notwithstanding
         Section 5.8, if such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

                  (b) Subject to its obligations and duties as set forth in this
         Article 5, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

                  (c) Any amendment, modification or repeal of this Section 5.10 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

         5.11 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

                                    ARTICLE 6
                               Books and Records;
                            Information and Accounts

         6.1 Maintenance of Books and Records. The Company shall keep at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include: (a) complete and accurate information regarding the state of the business and financial condition of the Company; (b) a copy of the Agreement and the Organizational Certificate; (c) a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers; and (d) the Company's federal, state and local tax returns for the Company's six most recent tax years.

         6.2 Information. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

         6.3 Accounts. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

                                    ARTICLE 7
                     Dissolution, Winding-Up and Termination

         7.1 Dissolution.

                  (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

                           (i) entry of a decree of judicial dissolution of the
                  Company under Section 18-802 of the Act;

                           (ii) the approval of the Organizational Shareholder,
                  as the Record Holder of the Voting Shares, and the Record Holders of a majority of the Listed Shares then Outstanding; or

                           (iii) the approval of Record Holders of Listed Shares
                  owning at least 66 2/3% of the Listed Shares then Outstanding.

                  (b) Neither the death, dissolution or Bankruptcy of any Shareholder nor the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall constitute a Dissolution Event, and the business of the Company shall be continued after such event.

         7.2 Winding-Up and Termination.

                  (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

                  (b) Any assets of the Company remaining after satisfaction of the liabilities of the Company (whether by payment or by reasonable provisions for payment) shall be distributed on a share-for-share basis for all Outstanding Company Securities.

                  (c) On completion of such final distribution, the liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to
         Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

                                    ARTICLE 8
                  Acquisition by Company of Company Securities

         Unless otherwise provided in this Agreement, the Board of Directors may cause the Company to purchase, redeem or otherwise acquire Company Securities. Upon acquisition thereof the Certificates representing such Company Securities shall be canceled, and such Company Securities shall no longer be considered issued or Outstanding for any purpose.

                                    ARTICLE 9
                             Amendment of Agreement;
                        Shareholder Meetings; Record Date

         9.1 Amendment Procedures.

                  (a) Any provision of this Agreement, including the Exchange Provisions and the Purchase Provisions, may be amended by the Board of Directors without the approval of any Shareholder; provided, however, that with respect to any matter for which the approval of the Record Holders of Listed Shares entitled to vote thereon is required pursuant to Subsection 4.3(d)(ii)(B), then such amendment shall be not be effective until such Record Holders of Listed Shares have so approved.

                  (b) Any proposed amendment that requires the approval of the Record Holders of any Company Securities shall be explained in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the Record Holders of the requisite percentage of Company Securities or call a meeting of the Shareholders entitled to vote thereon to consider and vote on such proposed amendment.

                  (c) The Board of Directors shall notify all Record Holders of Company Securities upon final adoption of any such proposed amendment.

         9.2 Meetings. Except as otherwise provided in this Agreement, all acts of the Shareholders to be taken hereunder shall be taken in the manner provided in this Article 9. An annual meeting of the Record Holder of the Voting Shares for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of the Record Holder of the Voting Shares and which notice shall be delivered to the Record Holder of the Voting Shares at least 10 and not more than 60 days prior to such meeting. Other meetings of the Shareholders may be called by the Board of Directors, the Chairman of the Board or by the Organizational Shareholder. The Organizational Shareholder shall call a meeting by delivering to the Board of Directors one or more requests in writing stating that the Organizational Shareholder wishes to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call or within such greater time as may be reasonably necessary for the Company to comply with applicable Law, the Board of Directors shall send a notice of the meeting to the Shareholders owning Company Securities of the class or classes for which a meeting is being called either directly or indirectly through the Transfer Agent. Such meeting shall be held at a time and place determined by the Board of Directors on a date not more than 60 nor less than 10 days after the mailing of notice of the meeting.

         9.3 Notice of a Meeting. Notice of a meeting called pursuant to Section
9.3 shall be given in writing by mail or other means of written communication in accordance with Section 11.3 to the Record Holders of Company Securities for whom the meeting is called. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

         9.4 Record Date. The Record Date for purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any Law, in which case the Law shall govern), or (b) in the event that approvals are sought without a meeting, the date by which the Shareholders are requested in writing by the Board of Directors to give such approvals.

         9.5 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 9.

         9.6 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of the Shareholders, however called and noticed, and whenever held, shall be as valid as if they had been authorized at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Shareholders representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except (a) when the Shareholder does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and (b) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

         9.7 Quorum. The holders of a majority of those Company Securities for which a meeting has been called who are entitled to vote and be present in person or by proxy shall constitute a quorum at a meeting of the Shareholders of such class or classes unless the provisions of this Agreement or the Act require that any act of the Record Holders of such Company Securities to be taken at such meeting be approved by a different amount of Company Securities, in which case the quorum with respect to such act shall be such different amount. At any meeting of the Shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of the majority of all Company Securities present and entitled to vote shall be deemed to constitute the act of the Record Holders of such Company Securities, except as approval by holders of a different amount of Company Securities is required by any other provision of this Agreement, including Section 9.8, or by Law, in which case the act of the Shareholders holding a number of Outstanding Company Securities representing at least such different amount shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Company Securities specified in this Agreement. In the absence of a quorum, any meeting of the Shareholders may be adjourned from time to time by the affirmative vote of a majority of the Company Securities represented either in person or by proxy.

         9.8 Special Voting Requirements. With respect to any matter that shall be submitted to the Record Holders of Listed Shares entitled to vote thereon pursuant to Subsection 4.3(d)(ii), the act of no less than the majority of all Listed Shares then Outstanding shall be deemed to constitute the act of the Record Holders of Listed Shares, without regard to any provision to the contrary in Section 9.7.

         9.9 Conduct of Meeting. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or the solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article 9, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or the solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

         9.10 Action Without a Meeting. Any action that may be taken at a meeting of Shareholders may be taken without a meeting if consents in writing setting forth such action are signed by the Record Holders holding not less than the minimum percentage of the Company Securities that would be necessary to authorize or take such action at a meeting at which all the Company Securities entitled to vote on such matter were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders who were entitled to, but did not, authorize the action taken. The Board of Directors may specify that any written consent submitted to Record Holders for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Company Securities held by the Shareholder, the Company shall be deemed to have failed to receive a ballot for the Company Securities that were not voted. If approval of the taking of any action by the Shareholders is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter is otherwise permissible under applicable Law, including any statutes then governing the rights, duties and liabilities of the Company and the Shareholders.

         9.11 Voting and Other Rights.

                  (a) Only those Record Holders of Company Securities on the Record Date set pursuant to Section 9.5 (and also subject to Subsection 4.3(e)) shall be entitled to notice of, and to vote at, a meeting of the Shareholders or to act with respect to matters as to which the holders of the Company Securities have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Company Securities shall be deemed to be references to the votes or acts of the Record Holders of such Company Securities.

                  (b) With respect to Company Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Company Securities are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Company Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Company Securities in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.

                  (c) With respect to any Shareholder action, broker non-votes shall not be counted as votes "for" or "against" any matter unless otherwise required by Law.

                                   ARTICLE 10
                                    Covenants

         Notwithstanding anything to the contrary in this Agreement, the Company
(a) shall use the proceeds from the Initial Public Offering for the purchase of I-Units and related rights from KMEP; (b) shall not sell, pledge or otherwise transfer any I-Units or related rights; (c) shall not issue options, warrants or other securities entitling the holder thereof to subscribe for or purchase Company Securities; (d) shall not borrow money or issue debt; (e) shall not effect a merger, recapitalization or similar transaction involving the Company; and (f) shall not purchase Listed Shares; provided, however, that the Company may take or abstain from taking any of the actions prohibited or required, as applicable, in this Article 10 upon obtaining the approval of at least 50% of the Listed Shares then Outstanding.

                                   ARTICLE 11
                               General Provisions

         11.1 Fiscal Year. The fiscal year of the Company shall be the calendar year.

         11.2 Offset. Whenever the Company is to pay any sum to any Shareholder, any amounts that Shareholder owes the Company may be deducted from that sum before payment.

         11.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         11.4 Entire Agreement. This Agreement constitutes the entire agreement of the Shareholders and their Affiliates pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         11.5 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         11.6 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Shareholders, the Assignees and their respective executors, administrators, successors and legal representatives.

         11.7 Governing Law; Severability. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to the principles of conflicts of law. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate, or (b) any mandatory, non-waivable provision of the Act or the Delaware General Corporation Law, such provision of the Organizational Certificate, the Act or the Delaware General Corporation Law shall control. In that regard, to the extent this Agreement, the Organizational Certificate or the Act does not control, the Company shall be subject to the provisions of the Delaware General Corporation Law mutatis mutandis. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

         11.8 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         11.9 Waiver of Certain Rights. To the extent permitted by the Act and other Law, each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         11.10 Third-Party Beneficiaries. The Shareholders, the Assignees and their respective executors, administrators, successors and legal representatives shall be considered to be third-party beneficiaries of the Agreement, including the Exchange Provisions and the Purchase Provisions.

         11.11 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company in its capacity as such.

         11.12 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Listed Share or an Other Share, upon (a) the acceptance by such Person of the Certificate evidencing such Listed Share or Other Share, or (b) the transfer of such Listed Share or Other Share to such Person by book-entry transfer in accordance with Subsection 3.4(b).

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                          Organizational Shareholder and Record
                                          Holder of the Voting Shares:

                                          KINDER MORGAN G.P., INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                          All holders of Listed Shares

                                          By:
                                             -----------------------------------

                                                 By:
                                                    ----------------------------
                                                 Attorney-in-fact authorized
                                                 by the Board of Directors

                                     ANNEX A

                              EXCHANGE PROVISIONS

                                     ANNEX B

                              PURCHASE PROVISIONS

                                     ANNEX C

                        DELEGATION OF CONTROL AGREEMENT

                                                                           DRAFT
                                                                   APRIL 2, 2001


                               EXCHANGE PROVISIONS

                                 ANNEX A TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          KINDER MORGAN MANAGEMENT, LLC


         These Exchange Provisions, dated as of _____________, 2001, are an integral part of the Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, dated as of ____________, 2001.

                                   SECTION 1
                                  Definitions

      1.1 Definitions. In these Exchange Provisions, the following terms have the following respective meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of these Exchange Provisions, and the terms "Beneficial Ownership," "Beneficially Own," "Beneficially Owned" and similar terms have correlative meanings.

         "Board of Directors of the Company" means the board of directors of the Company established pursuant to the LLC Agreement, and any committee of such board duly authorized to act in respect thereof.

         "Board of Directors of the Exchange Party" means (a) if KMI is the Exchange Party, the board of directors of KMI; (b) if the Exchange Party is a limited partnership with a corporate general partner or any other corporation, the board of directors of such corporate general partner or corporation; (c) if the Exchange Party is any other form of entity, the board of directors or other comparable governing body of such entity; and (d) in each case, any committee of such board or body duly authorized to act in respect thereof.

         "Cash Settlement" has the meaning set forth in Section 2.1(c).

         "Cash Settlement Amount" for a Common Unit means the average of the Closing Prices for a Common Unit for the three consecutive Trading Day period beginning on the on the second Trading Day next following the date on which the Exchange Party gives notice of its election to settle the Exchange Feature in cash pursuant to Section 2.1(c).

         "Closing" means the closing of the initial public offering of the Listed Shares, effected pursuant to the Registration Statement of the Company on Form S-1 (Registration No. 333-55866), which occurred on the date of these Exchange Provisions.

         "Closing Price" for a security on any day means:

                  (a) for securities listed on a National Securities Exchange, the last sale price for that day, regular way, or if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which such securities are listed; or

                  (b) if such securities are not listed on a National Securities Exchange on that day, the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation system; or

                  (c) if such securities are not so quoted on that day, the average of the closing bid and asked prices on that day furnished by a professional market maker in such securities selected by the Board of Directors of the Exchange Party; or

                  (d) if on that day no market maker is making a market in such securities, the fair value of such securities on such day as determined by the Board of Directors of the Exchange Party.

         "Common Units" has the meaning assigned to it in the Partnership Agreement.

         "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

         "Controlling Entity" has the meaning set forth in clause (b)(i) of the definition of Mandatory Purchase Event.

         "Distribution Date" means the payment date for regular quarterly distributions or any special distributions with respect to the Listed Shares pursuant to the LLC Agreement.

         "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

         "Exchange Date" means, with respect to any Listed Share, the time immediately prior to the close of business on the date on which a certificate representing such Listed Share (or if permitted by Section 7.1, book entry delivery of such Listed Share) and a duly signed Exchange

Notice have been received by the Exchange Party or its office or agency maintained for such purpose pursuant to Section 3.2, all in accordance with
Section 2.2.

         "Exchange Feature" has the meaning set forth in Section 2.1(a).

         "Exchange Notice" means the notice described in Section 2.7.

         "Exchange Party" means the Person with the obligation pursuant to these Exchange Provisions to deliver Common Units or cash to the holder of Listed Shares surrendering such Listed Shares for exchange in accordance with these Exchange Provisions. The initial Exchange Party is KMI.

         "Exchange Provisions" means these exchange provisions attached to the LLC Agreement as Annex A and hereby made a part of the LLC Agreement.

         "Exchange Rate" has the meaning set forth in Section 2.1(b).

         "General Partner" means the general partner of the Partnership. On the date of these Exchange Provisions, the General Partner is Kinder Morgan G.P., Inc.

         "Holder" means the holder of record of a Listed Share.

         "I-Units" has the meaning assigned to it in the Partnership Agreement.

         "KMI" means Kinder Morgan, Inc., a Kansas corporation.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of __________, 2001, including these Exchange Provisions and the Purchase Provisions.

         "Listed Shares" means the limited liability company interests in the Company designated in the LLC Agreement as "Listed Shares."

         "Mandatory Purchase Event" means any one of the following:

                  (a) the occurrence of the first day on which the aggregate amount of distributions or other payments by the Partnership on the Common Units (other than distributions or payments made in Similar Common Unit Securities, but including distributions and other payments pursuant to a self tender offer) during the immediately preceding 360-day period exceeds 50% of the average Closing Price of a Common Unit during the 10 consecutive Trading Day period ending on the last Trading Day prior to the first day of such 360-day period;

                  (b) the occurrence of an event resulting in KMI and its Affiliates ceasing to be the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner, unless:

                          (i) the event results in another Person becoming the
                  Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner (such other Person being referred to herein as the "Controlling Entity");

                          (ii) the Controlling Entity is organized under the
                  laws of a state in the United States;

                          (iii) the Controlling Entity has long term unsecured
                  debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event which results in the Controlling Entity becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner; and

                          (iv) the Controlling Entity assumes all obligations of
                  KMI and the Exchange Party to the Company and to the holders of the Listed Shares under these Exchange Provisions, the Purchase Provisions, the Registration Rights Agreement and the Tax Indemnification Agreement.

                  (c) the merger of the Partnership with or into another Person in any case where the Partnership is not the surviving entity, or the sale of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to another Person, unless:

                          (i) in the transaction the holders of Common Units
                  receive in exchange for all of their Common Units a Similar Common Unit Security of the Person that is the surviving entity or that purchased the assets;

                          (ii) in the transaction the Company receives in
                  exchange for all of its I-Units a Similar I-Unit Security of the Person that is the surviving Entity or that purchased the assets;

                          (iii) no consideration is received in the transaction
                  by a holder of Common Units other than Similar Common Unit Securities and/or cash and the amount of cash received per Common Unit does not exceed 33-1/3% of the average Closing Price of a Common Unit for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the transaction; and

                          (iv) no consideration is received in the transaction
                  by the Company or the holders of I-Units, each as holders of I-Units, other than Similar I-Unit Securities.

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act.

         "Partnership" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

         "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _________, 2001.

         "Person" means a natural person or an Entity.

         "Purchase Date" means either a Mandatory Purchase Date or an Optional Purchase Date, each as defined in the Purchase Provisions.

         "Purchase Notice" means a Mandatory Purchase Notice, an Optional Purchase Notice or an Optional Purchase Notice for Common Units and Listed Shares, each as defined in the Purchase Provisions.

         "Purchase Provisions" means the purchase provisions attached to the LLC Agreement as Annex B and thereby made a part of the LLC Agreement.

         "Record Date" means, with respect to any Distribution Date, the date fixed for determining the holders of Listed Shares entitled to receive the distribution on such Distribution Date.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing between KMI and the Partnership.

         "Section" means a section of these Exchange Provisions.

         "Securities Act" means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Similar Common Unit Security" means a security that has in all material respects the same rights and privileges as the Common Units, including Common Units.

         "Similar I-Unit Security" means a security that has in all material respects the same rights and privileges at the I-Units, including I-Units.

         "Subsidiary," when used in connection with the Partnership, means any Affiliate of the Partnership which the Partnership controls, and of which the Partnership owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.

         "Tax Indemnification Agreement" means the Tax Indemnification Agreement dated as of the Closing between KMI and the Company.

         "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate of the Company) appointed from time to time by the Board of Directors of the Company to act as registrar and transfer agent for the Listed Shares. On the date of these Exchange Provisions, First Chicago Trust Company of New York is the Transfer Agent.

         "Trading Day" for any securities means a day on which:

                  (a) the principal National Securities Exchange on which such securities are listed is open for business, or

                  (b) if such securities are not listed on any National Securities Exchange, a day in which banking institutions in the City of New York generally are open.

         1.2 Rules of Construction. Unless the context otherwise clearly requires:

                  (a) the terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of these Exchange Provisions; terms defined in the Purchase Provisions and also in these Exchange Provisions shall in the Purchase Provisions have the meanings ascribed to them therein; terms defined elsewhere in the LLC Agreement and also in these Exchange Provisions shall in such other portions of the LLC Agreement have the meanings ascribed to them therein;

                  (b) terms defined include the plural as well as the singular and vice versa;

                  (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provisions thereof as the same may be duly amended, supplemental or restated from time to time;

                  (d) "or" is not exclusive; and

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to these Exchange Provisions as a whole and not to any particular Section or other subdivision.

                                   SECTION 2
                            Exchange of Listed Shares

         2.1 Exchange Feature and Exchange Rate; Cash Settlement.

                  (a) Subject to and upon compliance with these Exchange Provisions, at the option of the Holder thereof, each Listed Share may be exchanged with the Exchange Party for fully paid and nonassessable Common Units of the Partnership (calculated as to each exchange to the nearest 1/100th of a Common Unit) at the Exchange Rate, determined as hereinafter provided, in effect at the time of exchange. Such exchange right (the "Exchange Feature") shall commence on the date which is 45 days after the

         Closing and shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Exchange Party has either mailed to the Holders of Listed Shares, or delivered to the Transfer Agent for mailing to the Holders of Listed Shares, a Purchase Notice in accordance with the LLC Agreement. From and after the occurrence of either of the events in clauses (i) or (ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to the Purchase Provisions, and shall be so purchased on the relevant Purchase Date. The right to exchange Listed Shares for Common Units is subject to
         Section 2.1(c).

                  (b) The rate at which Common Units shall be delivered by the Exchange Party upon exchange for Listed Shares (herein called the "Exchange Rate") shall be initially one Common Unit for each one Listed Share. The Exchange Rate may be adjusted in certain instances as provided in Section 2.4.

                  (c) At any time, the Exchange Party may elect to make a cash settlement ("Cash Settlement") in respect of any Listed Share surrendered for exchange by giving notice of such election to the tendering Holder not more than three Trading Days after such Listed Share is surrendered for exchange. Any such notice mailed to the Holder of the Listed Shares at his address as reflected in the records of the Transfer Agent, or as shown on the Exchange Notice, shall be deemed to be validly given, whether or not actually received by such Holder. Such cash settlement shall be in an amount per Listed Share equal to the Cash Settlement Amount and shall be paid as promptly as practicable after the completion of the three Trading Day period used to calculate the Cash Settlement Amount. Such payment may be mailed to the Holder of the Listed Shares surrendered for exchange at his address as reflected in the records of the Transfer Agent, or as shown on the Exchange Notice, or made in such other fashion as the Exchange Party may elect.

         2.2      Exercise of Exchange Feature.

                  (a) In order to exercise the Exchange Feature, the Holder of any Listed Share to be exchanged shall surrender the certificate representing such Listed Share, duly endorsed or assigned to the Exchange Party or in blank, at any office or agency of the Exchange Party maintained for that purpose pursuant to Section 3.2 (which may be the Transfer Agent), accompanied by a duly signed Exchange Notice substantially in the form provided in Section 2.7, stating that the Holder elects to exchange the Listed Shares represented by such certificate, or, if less than the entire number of Listed Shares represented by such certificate are to be exchanged, the whole number of such Listed Shares to be exchanged. Any such delivery of certificates and the Exchange Notice shall be irrevocable. Only whole numbers of Listed Shares may be exchanged. If a Listed Share is surrendered for exchange during the period from the close of business on any Record Date next preceding any Distribution Date to the opening of business on such Distribution Date, the distribution payable on such Distribution Date shall be paid to the Holder of such Listed Share on the Record Date, notwithstanding that such Listed Share has been surrendered for exchange or the Exchange Date with respect to such Listed Share has occurred. If a Listed Share is surrendered for exchange and the Exchange Date with respect to such Listed Share occurs prior to a Record Date, such Listed Share will, as provided below, have been deemed transferred to the Exchange Party on such Exchange Date, and therefore the Exchange Party will be the holder of such Listed Share on the Record Date and the Exchange Party will receive the distribution on the related Distribution Date, whether or not the Exchange Party has yet delivered to the Holder the certificates representing Common Units (or cash, if the Exchange Party elects Cash Settlement) deliverable upon the exchange. Distributions payable on any Distribution Date in respect of any Listed Share surrendered for exchange on or after such Distribution Date shall be paid to the Holder of such Listed Share as of the Record Date related to such Distribution Date, notwithstanding the exercise of the Exchange Feature. Except as provided in this Section 2.2, no cash or other payment or adjustment shall be made upon any exchange on account of any Distribution declared from the Distribution Date next preceding the Exchange Date in respect of any Listed Share surrendered for exchange, or on account of any distribution declared or payable on the Common Units deliverable upon exchange.

                  (b) Listed Shares shall be deemed to have been exchanged on the Exchange Date, and at such time the rights of the Holders of such Listed Shares as Holders shall cease, including, without limitation, any rights under the LLC Agreement, except the right to receive Common Units or the Cash Settlement Amount from the Exchange Party in exchange for such Listed Shares in accordance with these Exchange Provisions, and such Listed Shares shall upon the Exchange Date be deemed to be transferred to the Exchange Party and shall be transferred to the Exchange Party on the record books of the Transfer Agent, and the Exchange Party shall be deemed to be the owner of such Listed Shares from and after the Exchange Date and shall have all rights as the owner of such Listed Shares. Unless the Exchange Party has elected to make a Cash Settlement, within three Trading Days after the Exchange Date, the Exchange Party shall deliver to the Transfer Agent, for delivery to the Holder, a certificate or certificates for the number of full Common Units deliverable upon exchange, together with payment in lieu of any fraction of a Common Unit, if any, as provided in Section 2.3. Such certificate or certificates for Common Units shall be registered in the name of the Holder of the Listed Shares surrendered for exchange, or duly endorsed to such Holder or accompanied by a duly executed stock power in favor of such Holder. Holders of Shares have no rights in respect of Common Units unless and until the Shares are exchanged and Common Units registered in the name of the Holder have been issued and delivered to the Transfer Agent as described above. Unless the Exchange Party has elected to make a Cash Settlement, if a record date with respect to Common Units occurs between the Exchange Date and the earlier of the date on which such Common Units are registered in the name of the Holder and the date on which the Exchange Party delivers to the Transfer Agent for delivery to the former Holder of Listed Shares the certificates for Common Units deliverable upon such exchange, the Exchange Party shall (i) with respect to a record date for a distribution to be made with respect to the Common Units deliverable by the Exchange Party with respect to such exchange, forward such distribution with respect to such Common Units to the Holder surrendering such Listed Shares for exchange at the address reflected on the records of the Transfer Agent, or as shown on the Exchange Notice, promptly upon the Exchange Party's receipt of such distribution, and (ii) with respect to a record date for voting or consent of Common Units, provide the Holder surrendering such Listed Shares for exchange a proxy enabling such Holder to vote or consent with respect to the vote or consent of such Common Units for the matters related to such record date.

                  (c) In the case of any certificate representing Listed Shares which is exchanged in part only, upon such exchange the Transfer Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new certificate representing the number of Listed Shares not so exchanged.

         2.3 Fractions of Common Units. No fractional Common Units shall be delivered upon exchange of any Listed Shares. If more than one certificate representing Listed Shares shall be surrendered for exchange with the same Exchange Date by the same Holder, the number of full Common Units which shall be deliverable upon exchange thereof shall be computed on the basis of the aggregate number of whole Listed Shares so surrendered. Instead of any fractional Common Unit which would otherwise be issuable upon exchange of any Listed Shares, the Exchange Party shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a Common Unit) in an amount equal to the same fraction of the Closing Price on the Exchange Date (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or at the Exchange Party's option, the Exchange Party may round the number of Common Units delivered up to the next higher whole Common Unit.

         2.4 Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustments from time to time as follows:

                  (a) If all holders of Common Units, or all holders of Common Units other than the Exchange Party and its Affiliates, are to receive, in exchange for or in place of all of their Common Units, a Similar Common Unit Security pursuant to any (i) merger in which the Partnership is not the survivor, if the holders of units (of any kind) of the Partnership immediately prior to the transaction own more than 50% of the total voting power of the voting securities of the survivor immediately after the transaction, (ii) a merger in which the Partnership is the survivor, or (iii) a recapitalization, reorganization or similar transaction of the Partnership, then from and after the effective date of such transaction the holder of a Listed Share shall be entitled to receive, in exchange therefore, the same number of Similar Common Unit Securities which the holder of one Common Unit immediately prior to such transaction was entitled to receive in such transaction. In such case, appropriate amendments will be made in these Exchange Provisions to accommodate such change. If in any such transaction the holders of Common Units receive only the same number, a greater number or a lesser number of Common Units, then no adjustment must be made pursuant to this Section 2.4(a) if a corresponding adjustment has been made by the Company with respect to the Listed Shares.

                  (b) The Exchange Party may at its election, but shall have no obligation to, at any time when the Listed Shares are exchangeable as provided in Section 2.1, increase the then current Exchange Rate by any amount selected by the Exchange Party. If the Exchange Party elects so to increase the then current Exchange Rate, such increase shall remain in effect for at least 20 days following the effective date of such election, after which time the Exchange Party may, at its election (which may be made at the same time as the election to increase the Exchange Rate), reinstate the Exchange Rate in effect prior to the time of such increase. Whenever the Exchange Rate is so to be increased, the Exchange Party shall deliver to the Transfer Agent at least 15 days before the effective date of such increase copies of a notice for mailing to the Holders of the Listed Shares, stating the increased Exchange Rate, the date on which such increase will take effect and the period for which such increased Exchange Rate will be in effect.

                  (c) The Exchange Party may, but shall not be obligated to, make such increases in the Exchange Rate, in addition to those required or allowed by this Section 2.4, as shall be determined by it to be advisable in order to diminish any income tax to holders of Listed Shares from any distribution of securities or from any event treated as such for income tax purposes.

         2.5 Notice of Adjustments of Exchange Rate. Whenever the Exchange Rate is adjusted as provided in Section 2.4, a notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate shall forthwith be prepared by the Exchange Party, and as soon as practicable after it is prepared, such notice shall be provided by the Exchange Party to the Transfer Agent and to the Holders of Listed Shares. Upon the request of the Exchange Party, the Transfer Agent shall, and the Company shall use its reasonable efforts to cause the Transfer Agent to, mail such notice to the Holders of the Listed Shares.

         2.6 Ownership of Exchanged Listed Shares. All Listed Shares delivered for exchange shall be transferred to the Exchange Party and registered in the name of the Exchange Party on the books and records of the Transfer Agent on the related Exchange Date shall not be cancelled and shall remain outstanding.

         2.7 Exchange Notice. The Exchange Notice shall be in substantially the following form:

                                 EXCHANGE NOTICE

         The undersigned record holder of Listed Shares of Kinder Morgan Management, LLC (the "Company") hereby surrenders for exchange pursuant to
Section 2.1 of the Exchange Provisions of the Limited Liability Company Agreement of the Company the Listed Shares represented by the certificates described below.

Name of Record Holder:
                      ----------------------------------------------------------
Title:
       -------------------------------------------------------------------------
Address:
         -----------------------------------------------------------------------

Telephone Number:
                  --------------------------------------------------------------
Tax Identification or Social Security Number:
                                              ----------------------------------

                            Certificates Surrendered

----------------------------------------------------------------------------------------------
     Certificate Number               Number of Listed Shares Represented by Certificate
------------------------------- --------------------------------------------------------------

------------------------------- --------------------------------------------------------------

------------------------------- --------------------------------------------------------------

------------------------------- --------------------------------------------------------------

------------------------------- --------------------------------------------------------------

------------------------------- --------------------------------------------------------------
 Total Number of Listed Shares
------------------------------- -------------------- -----------------------------------------

(If you desire to exchange less than all Listed Shares scheduled above, complete the blank below with respect to the number of Listed Shares to be exchanged.)

Number of Listed Shares to be exchanged:
                                        ----------------------------------------
         Note: If no number of Listed Shares is indicated, all Listed Shares represented by the certificates scheduled above will be exchanged.

                                   Signatures

         This Exchange Notice must be signed by the record holder(s) exactly as the name(s) appear on the certificate(s) representing the Listed Shares scheduled above, or if delivered by a participant in the depositary for the Listed Shares, exactly as such participant's name appears on the security position listing as the owner of Listed Shares. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title. Proper evidence of such person's authority may be required by the Exchange Party.

Dated:
      -------------------------------------

Signature(s) of Record Holders:
                                ------------------------------------------------

Print name(s) of Record Holders:
                                 -----------------------------------------------


                                 -----------------------------------------------

Print title(s) of Signatories:
                               -------------------------------------------------


                               -------------------------------------------------

                                   SECTION 3
                                Certain Covenants

         3.1 Notice of Certain Action.

                  In case:

                  (a) the Partnership shall declare a dividend or any other distribution on Common Units payable otherwise than exclusively in cash or Common Units; or

                  (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or

                  (c) the Partnership or any Affiliate of the Partnership shall commence a tender offer for all or a portion of the outstanding Common Units;

then the Company shall cause to be delivered to the Transfer Agent a soon as reasonably practicable after the Company has become aware of such event, copies of a notice for mailing to the Holders of (x) the date on which a record is to be taken for the purpose of such distribution or, if a record is not to be taken, the date as of which the holders of Common Units to be entitled to such distribution are to be determined; (y) the date on which the right to make tenders under such tender offer expires; or (z) the date on which such dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Units shall be entitled to exchange their Common Units for securities, cash or other property deliverable upon such dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (c) of this Section 3.1.

         3.2 Maintenance of Office or Agency.

                  (a) The Exchange Party will maintain in the Borough of Manhattan, The City of New York an office or agency where Listed Shares may be surrendered for exchange and where notices and demands to or upon the Exchange Party in respect of the Listed Shares and these Exchange Provisions may be served. The Exchange Party will give prompt written notice to the Transfer Agent of the location, and any change in the location, of such office or agency. If at any time the Exchange Party shall fail to maintain any such required office or agency or shall fail to furnish the Transfer Agent with the address thereof, such surrenders may be made or served at the office of the Transfer Agent, and the Exchange Party hereby appoints the Transfer Agent as its agent to receive all such surrenders in any such case.

                  (b) The Exchange Party may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Listed Shares may be presented or surrendered for such purpose and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Exchange Party of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purpose as provided in Section 3.2(a). The Exchange Party will give prompt written notice to the Transfer Agent of any such designation or rescission and of any change in the location of any such other office or agency.

         3.3 Covenants as to Common Units. The Exchange Party agrees that all Common Units which are delivered upon exchange of Listed Shares, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 3.5 of these Exchange Provisions, the Exchange Party will pay all taxes, liens and charges with respect to the delivery thereof. The Exchange Party agrees that it will at all times own, directly or indirectly through subsidiaries, a number of Common Units equal to no less than 20% of the number of outstanding Listed Shares not held by the Exchange Party and its Affiliates.

         3.4 Registration. The Company and the Exchange Party will use reasonable efforts to effect or cause to be effected all registrations and filings with, and obtain all consents, authorizations, approvals or failures to object by, all governmental authorities that may be necessary for such party and its subsidiaries and Affiliates under any United States Federal or state law (including the Securities Act, the Securities Exchange Act and state securities and Blue Sky laws) for any exchange pursuant to the Exchange Feature and for the Common Units deliverable upon exchange of Listed Shares to be lawfully made and delivered as provided herein.

         3.5 Taxes on Exchanges. Except as provided in the next sentence, the Exchange Party will pay any and all taxes and duties that may be payable in respect of the delivery of Common Units pursuant hereto. The Exchange Party shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the delivery of Common Units in a name other than that of the Holder of the Listed Shares to be exchanged, and no such delivery shall be made unless and until the Person requesting such delivery has paid to the Exchange Party the amount of any such tax or duty, or has established to the satisfaction of the Exchange Party that such tax or duty has been paid.

         3.6 Performance by Subsidiaries. The Exchange Party may cause its Subsidiary or Subsidiaries to deliver and Common Units or cash which the Exchange Party may be required to deliver hereunder. Such delivery shall constitute performance of the obligations of the Exchange Party to the same extent as delivery by the Exchange Party, but the ability of the Exchange Party to cause a Subsidiary to make such deliveries shall not relieve the Exchange Party of its obligation for such deliveries to be made.

                                   SECTION 4
                        Responsibility of Transfer Agent

         4.1 Responsibility of Transfer Agent for Exchange Provisions. The Transfer Agent shall not at any time be under any duty or responsibility to any Holder of Listed Shares to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein provided to be employed, in making the same. The Transfer Agent, in such capacity, shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Units, or of any other securities or property or cash, which may at any time be delivered upon the exchange of any Listed Shares; and it does not make any representation with respect thereto. The Transfer Agent, in such capacity, shall not be responsible for any failure of the Exchange Party to make or calculate any cash payment or to transfer or deliver any Common Units or certificates for Common Units or other securities or property or cash upon the surrender of any Listed Share for the purpose of exchange; and the Transfer Agent shall not be responsible for any failure of the Exchange Party to comply with any of the covenants of the Exchange Party contained in these Exchange Provisions.

         4.2 Deliveries to Holders and Former Holders. Whenever the Exchange Party or the Company may deliver to the Transfer Agent for mailing or delivery to the Holders or former Holders of Listed Shares any notice, communication, certificate for Common Units or Listed Shares, Cash Settlement Amount or other payment or other matter deliverable to Holders or former Holders of Listed Shares under the Exchange Provisions, the Transfer Agent shall promptly mail or deliver such notice, communication, certificate, cash or other payment or matter to the relevant Holder or former Holder, and the Company shall use its reasonable efforts to cause the Transfer Agent to do so.

                                   SECTION 5
                      Binding Effect on the Exchange Party

         5.1 Adoption of Exchange Provisions by Exchange Party. KMI, as the initial Exchange Party pursuant to these Exchange Provisions, has executed in the place provided below and delivered to the Company a copy of these Exchange Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agreed to be subject to and bound be these Exchange Provisions. KMI further acknowledges and agrees that these Exchange Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any Holder of Listed Shares.

                                   SECTION 6
                                   Amendments

         6.1 Amendments. These Exchange Provisions may be amended by an agreement in writing signed by the Company and the Exchange Party without the vote, approval or consent of the Holders of any of the Listed Shares, unless such amendment would materially adversely affect the powers, preferences or rights of the Company or the Holders of Listed Shares or reduces the time for any notice to which the Holders may be entitled, in which case such amendment shall, pursuant to the LLC Agreement require the affirmative vote or consent of the Holders of at least a majority of the Listed Shares then outstanding. Any amendment required by reason of the penultimate sentence of Section 2.4(b) shall be deemed not to have such a material adverse effect or reduce the time for any notice and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares. Further, if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses
(b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Exchange Provisions, appropriate amendments shall be made in these Exchange Provisions to accommodate the assumption by such Person of the obligations of the Exchange Party under these Exchange Provisions, and such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares. For purposes of voting on amendments, as provided in the definition of "Outstanding" in the LLC Agreement, Listed Shares held by the Partnership or any of its Subsidiaries shall not have voting rights and, in determining if the Holders of a majority of the Listed Shares outstanding have approved or consented to such amendment, Listed Shares held by the Partnership or any of its Subsidiaries shall be treated as if they were not outstanding. In addition, as provided in the definition of "Outstanding" in the LLC Agreement, a Person or group owning a number of Listed Shares and Common Units aggregating 20% or more of the aggregate number of issued and outstanding Listed Shares plus the aggregate number of issued and outstanding Common Units cannot vote such Listed Shares. The limitation in the foregoing sentence, however, shall not apply to KMI, Kinder Morgan G.P., Inc., and their respective Affiliates. Additionally, in certain limited instances specified in section __ of the LLC Agreement, Listed Shares owned by KMI and its Affiliates are treated as not outstanding.

         6.2 Amendment Without Vote. Notwithstanding the foregoing provisions with respect to amendments, the Board of Directors of the Company has reserved the right to make, and may make, with the written consent of the Exchange Party, changes in the Listed Shares and these Exchange Provisions, to meet the requirements of applicable securities and other laws and regulations, stock exchange rules and other changes which the Board of Directors of the Company determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares. In addition, notwithstanding the foregoing provisions with respect to amendments, (a) in the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, and
(ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that does not constitute a Mandatory Purchase Event, or (b) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses (b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Exchange Provisions, appropriate amendments shall be made in these Purchase Provisions to accommodate such merger, recapitalization, reorganization, or similar transaction, or the assumption by such Person of the obligations of the Exchange Party under these Exchange Provisions, and such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares.

                                   SECTION 7
                              Book-Entry Provisions

         7.1 The Depositary; Book-Entry. If at any time the Listed Shares are represented only by global certificates issued only as fully-registered securities in the name of Cede & Co., as nominee for the Depositary Trust Company, as depositary for the Listed Shares (or such other names as the depositary may direct), and physical certificates are not being issued to owners of Listed Shares other than the depositary, then any of the foregoing provisions calling for delivery of physical certificates for Listed Shares may be satisfied by delivering such Listed Shares by book entry transfer (a) if to the Exchange Party, to the Exchange Party at an account maintained for that purpose by the Transfer Agent with the depositary, or (b) if to a participant in the depositary, to the account of such participant or its nominee, in each case, in accordance with arrangements among the depositary, its participants and subject to various policies and procedures that may be adopted by the depositary from time to time.

                         ADOPTION BY KINDER MORGAN, INC.

         KMI, as the initial Exchange Party pursuant to these Exchange Provisions, has executed in the place provided below and delivered to the Company a copy of these Exchange Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Exchange Provisions as the Exchange Party hereunder. KMI further acknowledges and agrees that these Exchange Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

Dated:                       , 2001
      -----------------------
                                           KINDER MORGAN ENERGY, INC.




                                           By:
                                              ----------------------------------
                                                    Authorized Officer

                                                                           DRAFT
                                                                   APRIL 2, 2001


                               PURCHASE PROVISIONS

                                 ANNEX B TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          KINDER MORGAN MANAGEMENT, LLC


         These Purchase Provisions, dated as of __________, 2001, are an integral part of the Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, dated as of ____________, 2001.

                                    SECTION 1
                                   Definitions

         1.1 Definitions. In these Purchase Provisions, the following terms shall have the following respective meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Average Market Price" for any security means the average of the Closing Prices for such security for the consecutive Trading Day period specified in the relevant Section of these Purchase Provisions ending on the Trading Day specified in the relevant Section of these Purchase Provisions.

         "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of these Purchase Provisions, and the terms "Beneficial Ownership," "Beneficially Own," "Beneficially Owned" and similar terms have correlative meanings.

         "Board of Directors of the Company" means the board of directors of the Company established pursuant to the LLC Agreement, and any committee of such board duly authorized to act in respect thereof.

         "Board of Directors of the Purchaser" means (a) if the Purchaser is KMI, the board of directors of KMI; (b) if the Purchaser is a limited partnership with a corporate general partner or any other corporation, the board of directors of such corporate general partner or corporation; (c) if the Purchaser is any other form of entity, the board of directors or other comparable governing body of such entity; and (d) in each case, any committee of such board or body duly authorized to act in respect thereof.

         "Business Day" means any day other than a Saturday or Sunday or a day on which national banking institutions in the State of New York or the State of Texas are closed.

         "Closing Price" for a security on any day means:

         (a) for securities listed on a National Securities Exchange, the last sale price for that day, regular way, or if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which such securities are listed; or

         (b) if such securities are not listed on a National Securities Exchange on that day, the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation system; or

         (c) if such securities are not so quoted on that day, the average of the closing bid and asked prices on that day furnished by a professional market maker in such securities selected by the Board of Directors of the Purchaser; or

         (d) if on that day no market maker is making a market in such securities, the fair value of such securities as determined by the Board of Directors of the Purchaser.

         "Common Units" has the meaning assigned to it in the Partnership Agreement.

         "Company" means Kinder Morgan Management, LLC, a Delaware limited liability company.

         "Controlling Entity" has the meaning set forth in clause (b)(i) of the definition of Mandatory Purchase Event in this Section 1.1.

         "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

         "Exchange Provisions" means the exchange provisions attached to the LLC Agreement as Annex A and thereby made a part of the LLC Agreement.

         "General Partner" means the general partner of the Partnership. On the date of these Purchase Provisions, the General Partner is Kinder Morgan G.P., Inc.

         "I-Units" has the meaning assigned to it in the Partnership Agreement.

         "KMI" means Kinder Morgan, Inc., a Kansas corporation.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of __________, 2001, including these Purchase Provisions and the Exchange Provisions.

         "Listed Shares" means the limited liability company interests in the Company designated in the LLC Agreement as "Listed Shares."

         "Mandatory Purchase" means the purchase of Listed Shares pursuant to
Section 2.

         "Mandatory Purchase Date" has the meaning set forth in Section 2.3(d).

         "Mandatory Purchase Event" means any one of the following:

         (a) the occurrence of the first day on which the aggregate amount of distributions or other payments by the Partnership on the Common Units (other than distributions or payments made in Similar Common Unit Securities, but including distributions and other payments pursuant to a self tender offer) during the immediately preceding 360 day period exceeds 50% of the average Closing Price of a Common Unit during the 10 consecutive Trading Day period ending on the last Trading Day prior to the first day of such 360 day period;

         (b) the occurrence of an event resulting in KMI and its Affiliates ceasing to be the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner, unless:

                  (i) the event results in another Person becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner (such other Person being referred to herein as the "Controlling Entity");

                  (ii) the Controlling Entity is organized under the laws of a state in the United States;

                  (iii) the Controlling Entity has long term unsecured debt with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event which results in the Controlling Entity becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner; and

                  (iv) the Controlling Entity assumes all obligations of KMI and the Purchaser to the Company and to the holders of the Listed Shares under these Purchase Provisions, the Exchange Provisions, the Registration Rights Agreement and the Tax Indemnification Agreement.

         (c) the merger of the Partnership with or into another Person in any case where the Partnership is not the surviving entity, or the sale of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to another Person, unless:

                  (i) in the transaction the holders of Common Units receive in exchange for all of their Common Units a Similar Common Unit Security of the Person that is the surviving entity or that purchased the assets;

                  (ii) in the transaction the Company receives in exchange for all of its I-Units a Similar I-Units Security of the Person that is the surviving Entity or that purchased the assets;

                  (iii) no consideration is received in the transaction by a holder of Common Units other than Similar Common Unit Securities and/or cash and the amount of cash received per Common Unit does not exceed 33-1/3% of the average Closing Price of a Common Unit for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of the transaction; and

                  (iv) no consideration is received by the Company or holders of I-Units, each as holders of I-Units, other than Similar I-Unit Securities.

         "Mandatory Purchase Notice" has the meaning set forth in Section 2.3.

         "Mandatory Purchase Price" means the higher of the Average Market Price for the Listed Shares and the Average Market Price for the Common Units, in each case for the ten consecutive Trading Day period ending on the Trading Day immediately prior to the date of the Mandatory Purchase Event.

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act.

         "Notice Date" means the date on which the Purchaser either mails the relevant Purchase Notice to the holders of Listed Shares or delivers copies of the relevant Purchase Notice to the Transfer Agent for mailing to the holders of Listed Shares.

         "Optional Purchase" means the purchase of Listed Shares at the election of the Purchaser pursuant to Section 3 or Section 4.

         "Optional Purchase Condition for Common Units and Listed Shares" means any time at which the sum of the number of Common Units held by the Purchaser and its Affiliates plus the number of Listed Shares held by the Purchaser and its Affiliates equals 80% or more of the sum of the aggregate number of Common Units then outstanding plus the aggregate number of Listed Shares then outstanding.

         "Optional Purchase Condition for Listed Shares" means any time at which the Purchaser and its Affiliates hold 80% or more of the then outstanding Listed Shares.

         "Optional Purchase Date" means the date selected by the Purchaser for the Optional Purchase of Listed Shares pursuant to Section 3.2 or Section 4.2.

         "Optional Purchase Notice" has the meaning set forth in Section 3.2.

         "Optional Purchase Notice for Common Units and Listed Shares" has the meaning set forth in Section 4.2.

         "Optional Purchase Price for Common Units and Listed Shares" means a price which is equal to the greatest of: (a) the Average Market Price for the Common Units for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, (b) the highest price the Purchaser or its Affiliates paid for Common Units in the 90 day period ending on the Notice Date,
(c) the Average Market Price for the Listed Shares for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and
(d) the highest price Purchaser or its Affiliates paid for Listed Shares (other than pursuant to the Exchange Provisions) during the 90 calendar day period ending on the Notice Date. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares or Common Units is effected. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares or Common Units) shall be as determined by the Board of Directors of the Purchaser.

         "Optional Purchase Price for Listed Shares" means a price which is equal to 110% of the greater of: (a) the Average Market Price for the Listed Shares for the ten consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and (b) the highest price Purchaser or its Affiliates paid for Listed Shares (other than pursuant to the Exchange Provisions) during the 90 calendar day period ending on the Notice Date. To the extent that the price paid for Listed Shares in clause (b) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares is effected. To the extent that the price paid for Listed Shares in clause (b) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares) shall be as determined by the Board of Directors of the Purchaser.

         "Partnership" means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

         "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _________, 2001.

         "Partnership Notice" has the meaning set forth in Section 4.2.

         "Person" means a natural person or an Entity.

         "Purchase Date" means either a Mandatory Purchase Date or an Optional Purchase Date.

         "Purchase Notice" means a Mandatory Purchase Notice, an Optional Purchase Notice or an Optional Purchase Notice for Common Units and Listed Shares.

         "Purchase Price" means the Mandatory Purchase Price, the Optional Purchase Price for Listed Shares or the Optional Purchase Price for Common Units and Listed Shares.

         "Purchase Provisions" means these Purchase Provisions, which are attached to the LLC Agreement as Annex B and hereby made a part of the LLC Agreement.

         "Purchaser" means the Person with the obligation to make the Mandatory Purchase and the right to make an Optional Purchase pursuant to these Purchase Provisions. The Purchaser initially is KMI.

         "Registration Rights Agreement" means the registration rights agreement between KMI and the Partnership, dated as of ___________, 2001.

         "Section" means a section of these Purchase Provisions.

         "Securities Act" means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

         "Similar Common Unit Security" means a security which has in all material respects the same rights and privileges as the Common Units, including Common Units.

         "Similar I-Unit Security" means a security that has in all material respects the same rights and privileges as the I-Units, including I-Units.

         "Subsidiary," when used in connection with the Partnership, means any Affiliate of the Partnership which the Partnership controls, and of which the Partnership owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.

         "Tax Indemnification Agreement" means the Tax Indemnification Agreement dated as of ___________, 2001, between KMI and the Company.

         "Transfer Agent" means any bank, trust company or other Person (including the Company or any Affiliate of the Company) appointed from time to time by the Board of Directors of the Company to act as registrar and transfer agent for the Listed Shares. On the date of these Purchase Provisions, First Chicago Trust Company of New York is the Transfer Agent.

        "Trading Day" for any securities means a day on which:

         (a) the principal National Securities Exchange on which such securities are listed is open for business, or

         (b) if such securities are not listed on any National Securities Exchange, a day in which banking institutions in the City of New York generally are open.

         1.2 Rules of Construction. Unless the context otherwise clearly requires:

                (a) the terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of these Purchase Provisions; terms defined in the Exchange Provisions and also in these Purchase Provisions shall in the Exchange Provisions have the meanings ascribed to them therein; terms defined elsewhere in the LLC Agreement and also in these Purchase Provisions shall in such other portions of the LLC Agreement have the meanings ascribed to them therein;

                (b) terms defined include the plural as well as the singular and vice versa;

                (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provisions thereof as the same may be duly amended from time to time;

                (d) "or" is not exclusive; and

                (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to these Purchase Provisions as a whole and not to any particular Section or other subdivision.

                                    SECTION 2
                               Mandatory Purchase

         2.1 Mandatory Purchase Event. Upon the occurrence of a Mandatory Purchase Event, the Purchaser shall purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates, pursuant to the provisions of this Section 2.

         2.2 Notice to Transfer Agent. Promptly, but in no case later than three Business Days, following the occurrence of a Mandatory Purchase Event, the Purchaser shall give notice to the Transfer Agent that a Mandatory Purchase Event has occurred, and request that the Transfer Agent mail the Mandatory Purchase Notice to the record holders of the Listed Shares as of earlier of the date of the Mandatory Purchase Event or the most recent practicable date. If the Purchaser so requests, the Transfer Agent shall, and the Company shall use its reasonable efforts to cause the Transfer Agent to, mail the Mandatory Purchase Notice to such record holders of Listed Shares.

         2.3 Purchase Notice. Within three Business Days following the occurrence of the Mandatory Purchase Event, the Purchaser shall mail, or deliver to the Transfer Agent for mailing and cause the Transfer Agent to mail, to the record holders of the Listed Shares described in Section 2.2(a), a notice (the "Mandatory Purchase Notice") which shall state:

                (a) That a Mandatory Purchase Event has occurred and that pursuant to the provisions of the LLC Agreement and these Purchase Provisions the Purchaser will purchase all of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Mandatory Purchase Price;

                (b) A brief description of the circumstances and relevant facts regarding the Mandatory Purchase Event;

                (c) The dollar amount per Listed Share of the Mandatory Purchase Price;

                (d) The date on which the Listed Shares will be purchased (the "Purchase Date"), which shall be no later than five Business Days from the date the Mandatory Purchase Notice is mailed by the Purchaser or the Transfer Agent; and

                (e) The instructions a holder must follow, including any other documents a holder of Listed Shares must deliver, in order to receive the Mandatory Purchase Price.

         Any such Mandatory Purchase Notice mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent as of the time set forth in Section 2.2, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give any such notice to any particular holder or holders shall not affect the validity of the Mandatory Purchase pursuant to these Purchase Provisions.

         The Mandatory Purchase Price for any fractional Listed Share shall be the Mandatory Purchase Price for a whole Listed Share times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

         2.4 Deposit of Funds; Effect of Purchase. On or prior to the Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Mandatory Purchase Price for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has mailed, or delivered to the Transfer Agent for mailing, the Mandatory Purchase Notice to the record holders of the Listed Shares, then from and after the Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including without limitation, any other rights under the LLC Agreement, shall thereupon cease, except the right to receive the Mandatory Purchase Price, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Mandatory Purchase Notice, in compliance with the instructions in the Mandatory Purchase Notice, and such Listed Shares shall thereupon be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Purchase Date and shall have all rights as the owner of such Listed Shares. Pursuant to the Exchange Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Mandatory Purchase Notice. From and after the occurrence of a Mandatory Purchase Event, any Listed Share surrendered for exchange shall not be exchanged but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.

                                    SECTION 3
                                Optional Purchase

         3.1 Optional Purchase Condition for Listed Shares. At any time when the Optional Purchase Condition for Listed Shares exists, the Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price pursuant to the provisions of this
Section 3. The Purchase Price for any fractional Listed Share purchased pursuant to Section 3 shall be the Optional Purchase Price for Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

         3.2 Optional Purchase Notice. The Purchaser may exercise its election to make an Optional Purchase by delivering copies of a notice (the "Optional Purchase Notice") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "Optional Purchase Date"). The Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice to the record holders of Listed Shares as of a recent date. Any such Optional Purchase Notice mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect the validity of the Optional Purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition exists on the date of the Optional Purchase Notice, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition continues to exist on the Optional Purchase Date. The Optional Purchase Notice shall state:

                (a) that as of the date of such Optional Purchase Notice, the Optional Purchase Condition exists, and that the Purchaser has elected to make the Optional Purchase pursuant to the terms of the LLC Agreement and these Purchase Provisions;

                (b) the Optional Purchase Price;

                (c) the Optional Purchase Date; and

                (d) the instructions a holder of Listed Shares must follow, including any other documents a holder of Listed Shares must deliver, in order to receive the Optional Purchase Price.

         3.3 Deposit of Funds; Effect of Purchase. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has delivered the Optional Purchase Notice to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including without limitation, any other rights under the LLC Agreement, shall thereupon cease, except the right to receive the Optional Purchase Price, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice, in compliance with the instructions in the Optional Purchase Notice, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares. Pursuant to the Exchange Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Purchase Notice. From and after the occurrence of the date in clause
(ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.

                                    SECTION 4
               Optional Purchase of Common Units and Listed Shares

         4.1 Optional Purchase Condition for Common Units and Listed Shares. If at any time when the Optional Purchase Condition for Common Units and Listed Shares exists, the

Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price for Common Units and Listed Shares pursuant to the provisions of this Section 4, but only if the Partnership elects to purchase all, but not less than all, of the outstanding Common Units that are not held by the Purchaser or its Affiliates pursuant to the provisions of the Partnership Agreement. The Purchase Price for any fractional Listed Share purchased pursuant to Section 4 shall be the Optional Purchase Price for Common Units and Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

         4.2 Optional Purchase Notice for Common Units and Listed Shares. The Purchaser may exercise its election to make an Optional Purchase of Common Units and Listed Shares by delivering copies of a notice (the "Optional Purchase Notice for Common Units and Listed Shares") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "Optional Purchase Date"). The Optional Purchase Notice for Common Units and Listed Shares shall not be effective, however, unless and until the later to occur of (i) delivery of the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent and (ii) delivery by the Partnership to the transfer agent for its Common Units of a similar notice with respect to the purchase of all outstanding Common Units not owned by the Purchaser and its Affiliates (the "Partnership Notice") pursuant to the provisions of the Partnership Agreement. After both the Partnership Notice has been given to the transfer agent for the Common Units and the Optional Purchase Notice for Common Units and Listed Shares has been given to the Transfer Agent, the Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice for Common Units and Listed Shares to the record holders of Listed Shares as of a recent date. Any such Optional Purchase Notice for Common Units and Listed Shares mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect the validity of the purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition for Common Units and Listed Shares exists on the date of the Optional Purchase Notice for Common Units and Listed Shares, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition for Common Units and Listed Shares continues to exist on the Optional Purchase Date. The Optional Purchase Notice for Common Units and Listed Shares shall state:

                (a) that with respect to Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates, the Purchaser has elected to make the Optional Purchase for Common Units and Listed Shares pursuant to the terms of the LLC Agreement and these Purchase Provisions and that the Partnership has elected to make the purchase of Common Units pursuant to the similar provisions of the Partnership Agreement;

                (b) the Optional Purchase Price for Common Units and Listed Shares;

                (c) the Optional Purchase Date; and

                (d) the instructions a holder of Listed Shares must follow, including any other documents a holder must deliver, in order to receive the Optional Purchase Price for Common Units and Listed Shares.

         4.3 Deposit of Funds; Effect of Purchase. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for Common Units and Listed Shares for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for such purchase. If the Purchaser has delivered the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including without limitation, any other rights under the LLC Agreement, shall thereupon cease, except the right to receive the Optional Purchase Price for Common Units and Listed Shares, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice for Common Units and Listed Shares, in compliance with the instructions in the Optional Purchase Notice for Common Units and Listed Shares, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares. Pursuant to the Exchange Provisions, the ability of a holder of Listed Shares to exchange such Listed Shares for Common Units shall terminate on the earlier of (i) the occurrence of a Mandatory Purchase Event, and (ii) the date on which the Purchaser has either mailed to the record holders of Listed Shares, or delivered to the Transfer Agent for mailing to the record holders of Listed Shares, a Purchase Notice. From and after the occurrence of the date in clause
(ii) in the preceding sentence, any Listed Share surrendered for exchange shall not be exchanged, but shall be held for purchase pursuant to these Purchase Provisions, and shall be so purchased on the relevant Purchase Date.

                                    SECTION 5
                        Responsibility of Transfer Agent

         5.1 Responsibility of Transfer Agent for Purchase Provisions. The Transfer Agent shall not at any time be under any duty or responsibility to any holder of Listed Shares to determine whether any Mandatory Purchase Event has occurred, or with respect to the amount of the Purchase Price to be paid, or with respect to the method employed, or herein provided to be employed, in calculating the same. The Transfer Agent, in such capacity, shall not be responsible for any failure of the Purchaser to make or calculate any cash payment or for any failure of the Purchaser to comply with any of the Purchase Provisions.

         5.2 Deliveries to Holders and Former Holders. Whenever the Purchaser or the Company may deliver to the Transfer Agent for mailing or delivery to the Holders or former Holders of Listed Shares any notice, communication, Purchase Price or other payment or other matter deliverable to Holders or former Holders of Listed Shares under these Purchase Provisions, the Transfer Agent shall promptly mail or deliver such notice, communication or payment or matter to the relevant Holder or former Holder, and the Company shall use its reasonable efforts to cause the Transfer Agent to do so.



                                    SECTION 6
                         Binding Effect on the Purchaser

         6.1 Adoption of Purchase Provisions by Purchaser. KMI, as the initial Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Purchase Provisions as the Purchaser hereunder. KMI further acknowledges and agrees that these Purchase Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

                                    SECTION 7
                                Certain Covenants

         7.1 Filings and Consents. The Purchaser and the Company will use their reasonable best efforts to make or cause to be made any registrations and filings with governmental authorities required of such party or any of its subsidiaries or Affiliates, and obtain any consents, authorizations, approvals or failures to object of governmental authorities required with respect to such party or any of its subsidiaries or Affiliates, that are necessary for the consummation of a Mandatory Purchase or an Optional Purchase hereunder, (i) in the case of a Mandatory Purchase, prior to the occurrence of a Mandatory Purchase Event, and (ii) in the case of an Optional Purchase, prior to the Optional Purchase Date.

                                    SECTION 8
                                   Amendments

         8.1 Amendment. These Purchase Provisions may be amended by an agreement in writing signed by the Company and the Purchaser without the vote, approval or consent or the holders of any of the Listed Shares, unless such amendment would materially adversely affect the powers, preferences or rights of the Company or such holders of Listed Shares or reduces the time for any notice to which the holders of the Listed Shares may be entitled, in which case such amendment shall, pursuant to the LLC Agreement require the affirmative vote or consent of the holders of at least a majority of the Listed Shares then outstanding. For this purpose, as provided in the definition of "Outstanding" in the LLC Agreement, Listed Shares held by the Partnership or any of its Subsidiaries will not have voting rights and, in determining if the holders of a majority of the Listed Shares outstanding have approved or consented to such amendment, Listed Shares held by the Partnership or any of its Subsidiaries will be treated as if they were not outstanding. In addition, as provided in the definition of "Outstanding" in the LLC Agreement, a


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

Person or group owning a number of Listed Shares and Common Units aggregating 20% or more of the aggregate number of issued and outstanding Listed Shares plus the aggregate number of issued and outstanding Common Units cannot vote such Listed Shares. The limitation in the foregoing sentence, however, shall not apply to the KMI, Kinder Morgan G.P., Inc. and their respective Affiliates. Additionally, in certain limited instances specified in section __ of the LLC Agreement, Listed Shares owned by KMI and its Affiliates are treated as not outstanding.

         8.2 Certain Amendments Without Vote. Notwithstanding the foregoing provisions with respect to amendments, the Board of Directors of the Company has reserved the right to make, with the written consent of the Purchaser, and may make, changes in the Listed Shares and these Purchase Provisions to meet the requirements of applicable securities and other laws and regulations, stock exchange rules and other changes which the Board of Directors of the Company determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares. In addition, notwithstanding the foregoing provisions with respect to amendments, (a) in the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, and
(ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that does not constitute a Mandatory Purchase Event, or (b) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clauses (b)(i) through (b)(iv) of the definition of "Mandatory Purchase Event" in these Purchase Provisions, appropriate amendments shall be made in these Purchase Provisions to accommodate such merger, recapitalization, reorganization, or similar transaction, or the assumption by such Person of the obligations of the Purchaser under these Purchase Provisions, and such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Holders of any of the Listed Shares.

                                    SECTION 9
                              Book-Entry Provisions

         9.1 The Depositary; Book-Entry. If at any time the Listed Shares are represented only by global certificates issued only as fully-registered securities in the name of Cede & Co., as nominee for the Depositary Trust Company, as depositary for the Listed Shares (or such other names as the depositary may direct), and physical certificates are not being issued to owners of Listed Shares other than the depositary, then any of the foregoing provisions calling for delivery of physical certificates for Listed Shares may be satisfied by delivering such Listed Shares by book entry transfer to the Purchaser at an account maintained for that purpose by the Transfer Agent with the depositary, in accordance with arrangements among the depositary and its participants and subject to various policies and procedures that may be adopted by the depositary from time to time.


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

                         ADOPTION BY KINDER MORGAN, INC.

         KMI, as the Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which KMI has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Purchase Provisions as the Purchaser hereunder. KMI further acknowledges and agrees that these Purchase Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

Dated:   ________________, 2001

                                         KINDER MORGAN, INC.




                                         By:
                                            ------------------------------------
                                                  Authorized Officer











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